Exhibit 10(g)

EXECUTION COPY

$1,200,000,000

SECOND AMENDED AND RESTATED 364-DAY
REVOLVING CREDIT FACILITY AGREEMENT

Dated as of March 25, 2003

among

WEYERHAEUSER COMPANY, and

WEYERHAEUSER REAL ESTATE COMPANY, as Borrowers

THE LENDERS NAMED HEREIN,

JPMORGAN CHASE BANK, as Administrative Agent,

MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent,

and

THE BANK OF TOKYO-MITSUBISHI, LTD., and

DEUTSCHE BANK SECURITIES INC.,

as Co-Documentation Agents

J.P. MORGAN SECURITIES INC. and MORGAN STANLEY SENIOR FUNDING, INC.,

as Lead Arrangers and Joint Book Runners

          SECOND AMENDED AND RESTATED 364-DAY REVOLVING CREDIT FACILITY AGREEMENT dated as of March 25, 2003 among WEYERHAEUSER COMPANY, a Washington corporation (“Weyerhaeuser”), WEYERHAEUSER REAL ESTATE COMPANY, a Washington corporation (“WRECO,” together with Weyerhaeuser, the “Borrowers” and each, individually, a “Borrower”), the lenders listed in Schedule 2.01 (together with each assignee that becomes a party hereto pursuant to Section 9.04, a “Lender,” and collectively, the “Lenders”), JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, and its successors in such capacity, the “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF TOKYO-MITSUBISHI, LTD. and DEUTSCHE BANK SECURITIES INC., as co-documentation agents (each, individually, a “Co-Documentation Agent,” and collectively, the “Co-Documentation Agents”).

W I T N E S S E T H:

          WHEREAS, the Borrowers have entered into that certain Amended and Restated 364-Day Revolving Credit Facility Agreement, dated as of March 26, 2002 (the “Existing 364-Day Revolving Credit Agreement”) with JPMorgan Chase Bank, as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc. as co-documentation agents, and the lenders party thereto from time to time.

          WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing 364-Day Revolving Credit Agreement (a) to refinance the Existing 364-Day Revolving Credit Agreement, (b) to pay costs and expenses related to such re-financing and (c) to provide the Borrowers and their Subsidiaries with financing for general corporate purposes.

          WHEREAS, the Lenders have indicated their willingness to amend and restate the Existing 364-Day Revolving Credit Agreement on the terms and conditions of this Agreement.

          WHEREAS, Weyerhaeuser Real Estate Company, a Washington corporation and a wholly owned subsidiary of Weyerhaeuser, will derive a substantial benefit from the credit extended to Weyerhaeuser.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing 364-Day Revolving Credit Agreement as follows:

ARTICLE I

DEFINITIONS

          Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          “Adjusted Net Worth” shall mean, as of the date of any computation thereof, the aggregate amount of capital stock (less treasury stock), surplus and retained earnings of WRECO and its Restricted Subsidiaries, after deducting (i) goodwill, patents, trade names, trademarks, unamortized debt discount and expense, deferred assets (other than prepaid taxes and insurance), experimental or organizational expense, any reappraisal, revaluation or write-up assets, and such other assets as are properly classified as “intangible assets” of WRECO and its Restricted Subsidiaries in accordance with GAAP, (ii) all minority interests in the capital stock and surplus of the Restricted Subsidiaries of WRECO, (iii) all Investments in Unrestricted Subsidiaries of WRECO, and (iv) all Investments of WRECO and its Restricted Subsidiaries in any joint venture, partnership or similar entity (not including any Investments in any Restricted Subsidiary of WRECO) entered into for the purpose of acquiring, developing, constructing, owning, operating, selling or leasing any Real Estate Assets.

          “Administrative Agent Fees” shall have the meaning given such term in Section 2.04(b).

          “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

          “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          “Aggregate Credit Exposure” shall mean the aggregate amounts of the Lenders’ Credit Exposures.

          “Agreement” shall mean this Second Amended and Restated 364-Day Revolving Credit Facility Agreement, together with all amendments, supplements and modifications hereof.

          “Applicable Margin” shall have the meaning given such term in Section 2.06(d).

          “Applicable Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Applicable Percentage shall be determined on the basis of the Commitments most recently in effect, but giving effect to assignments pursuant to Section 9.04.

          “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, which acceptance shall be governed by the terms of Section 9.04, substantially in the form of Exhibit C.

          “Base Rate” shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate and (ii) 1/2 of 1% plus the Federal Funds Rate, each as in effect from time to time. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal

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Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          “Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.

          “Base Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

          “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

          “Borrower” and “Borrowers” shall have the respective meanings given such terms in the introductory paragraph hereto.

          “Borrowing” shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          “Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          “Capital Base” shall mean, as of the date of any computation thereof, the sum of (i) Adjusted Net Worth plus (ii) the amount of WRECO/Weyerhaeuser Subordinated Debt then outstanding not to exceed Adjusted Net Worth.

          “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          A “Change in Control” shall be deemed to have occurred with respect to (a) Weyerhaeuser if, (i) any person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Weyerhaeuser; (ii) a majority of the seats (other than vacant seats) on the board of directors of Weyerhaeuser shall at any time have been occupied by persons who were neither (A) nominated by the management of Weyerhaeuser in accordance with its charter and by-laws, nor (B) appointed by directors so nominated; or (iii) any person or group shall otherwise directly or indirectly Control Weyerhaeuser, and (b) WRECO if Weyerhaeuser shall fail to own directly or indirectly, beneficially or of record, shares representing at least 79% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of WRECO.

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          “Closing Date” shall mean the first date on which the conditions precedent set forth in Section 4.02 shall have been satisfied.

          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          “Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such Lender’s Commitment may be permanently reduced, increased or terminated from time to time pursuant to Section 2.09, Section 2.18, Article VII or Section 9.04. Each Lender’s unused Commitment shall automatically and permanently terminate on the Revolver Termination Date, and, if the Term Loan Conversion is elected, each Lender’s remaining Commitment shall automatically and permanently terminate on the Termination Date.

          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

          “Credit Exposure” shall mean, with respect to each Lender, at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender to the Borrowers.

          “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          “Dollars,” “dollars” or “$” shall mean lawful money of the United States of America.

          “Domestic Subsidiary” shall mean any subsidiary organized under the laws of any State of the United States of America, substantially all the assets of which are located, and substantially all the business of which is conducted, in the United States of America.

          “Environmental Claims” shall mean any and all administrative, regulatory, or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigations, or proceedings relating in any way to any Environmental Law (hereinafter referred to as “claims”) or any permit issued under any such Environmental Law, including without limitation (a) any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety, or the environment.

          “Environmental Laws” shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, codes, rules (including rules of common law), judgments,

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orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions now or hereafter in effect relating to the environment, health, safety, Hazardous Materials (including, without limitation, the manufacture, processing, distribution, use, treatment, storage, Release, and transportation thereof) or to industrial hygiene or the environmental conditions on, under or about real property, including, without limitation, soil, groundwater, and indoor and outdoor ambient air conditions.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Weyerhaeuser or WRECO, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          “Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

          “Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

          “Eurodollar Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          “Event of Default” shall have the meaning given such term in Article VII.

          “Excluded Sales” shall mean (a) the sale by Weyerhaeuser or any of its Subsidiaries in the ordinary course of its business of inventory and timberlands, (b) sales of accounts, receivables or other payment intangibles as part of a securitization transaction and (c) sales to Weyerhaeuser or any of its subsidiaries.

          “Existing 364-Day Revolving Credit Agreement” shall have the meaning given such term in the preliminary statements hereto.

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          “Facility Fees” shall have the meaning given such term in Section 2.04(a).

          “Federal Funds Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          “Fees” shall mean the Facility Fees and the Administrative Agent Fees.

          “Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

          “Five-Year Revolving Credit Facility Agreement” shall mean the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of March 26, 2002, entered into by and among Weyerhaeuser, the lenders party thereto from time to time, the Syndication Agent, the Administrative Agent and the Co-Documentation Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          “GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

          “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          “Hazardous Materials” shall mean (a) any petroleum or petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes, substances or contaminants, toxic wastes, substances or contaminants, or any other wastes, substances,

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contaminants or pollutants prohibited, limited or regulated by any Governmental Authority; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls or radon gas; (c) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (d) any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any Governmental Authority.

          “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, and (i) all obligations of such person as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

          “Interest Period” shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the date of conversion of a Borrowing of a different Type to a Eurodollar Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing or conversion thereof, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided further that no Interest Period for any Loan shall extend beyond the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          “Investments” shall mean all investments in any Person, computed in accordance with GAAP, made by stock purchase, capital contribution, loan, advance, extension of credit, or creation or assumption of any other contingent liability or Guarantee in respect of any obligation of such Person, or otherwise; provided, however, that in computing any investment in any Person (i) all expenditures for such investment shall be taken into account at the actual amounts thereof in the case of expenditures of cash and at the fair value thereof (as determined in good faith by the Board of Directors of WRECO) or depreciated cost thereof (in accordance with GAAP),

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whichever is greater, in the case of expenditures of property, (ii) there shall not be included any Real Estate Assets, or any account or note receivable from such other Person arising from transactions in the ordinary course of business, and (iii) a Guarantee or other contingent liability of any kind in respect of any Indebtedness or other obligation of such Person shall be deemed an Investment equal to the amount of such Indebtedness or obligation.

          “Lead Arrangers” shall mean, collectively, J.P. Morgan Securities Inc., and Morgan Stanley Senior Funding, Inc.

          “Lender” and “Lenders” shall have the respective meanings given such terms in the introductory paragraph hereto.

          “Lender Affiliate” shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          “Loan” shall mean a Revolving Loan made by a Lender to a Borrower pursuant to Section 2.01 and a Term Loan made by a Lender to a Borrower pursuant to Section 2.19. Each Loan shall be a Eurodollar Loan or a Base Rate Loan.

          “Loan Documents” shall mean this Agreement, the OCBM Agreement and any notes issued in accordance with Section 2.05.

          “Mandatory Convertible Debt Securities” with respect to Weyerhaeuser, shall mean all obligations of Weyerhaeuser evidenced by bonds, notes, debentures, or other similar instruments, which by their terms convert mandatorily into equity interests of Weyerhaeuser no later than three years from the date of issuance of such bonds, notes, debentures, or other similar instruments; provided that at no time shall the aggregate outstanding principal amount of such obligations included in the definition of “Mandatory Convertible Debt Securities,” prior to their conversion, exceed $1,500,000,000.

          “Margin Stock” shall have the meaning given such term under Regulation U.

          “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, financial condition, operations or properties of Weyerhaeuser and its Subsidiaries, taken as a whole, (b) a materially adverse effect on the ability of Weyerhaeuser or any of its Subsidiaries to perform its obligations under any Loan Documents to which it is or will be a

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party, or (c) a materially adverse effect on the rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents.

          “Moody’s” shall mean Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, and if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by Weyerhaeuser and the Required Lenders.

          “Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) the costs associated with such transaction (including reasonable and customary brokerage fees and commissions, legal fees and other similar fees and commissions), (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon disposition and (d) reserves for purchase price adjustments and retained fixed liabilities that are payable by such Person in cash to the extent required under GAAP in connection with such sale, lease, transfer or disposition (it being understood that immediately upon expiration of the retention period for such reserves, amounts held as reserves must be paid as a mandatory prepayment pursuant to Section 2.10(b)), in each case to the extent, but only to the extent, that the amounts so deducted are, (in the cases of (a) and (c) above, at the time of receipt of such cash), actually paid to a Person that is not an Affiliate of such Person or Weyerhaeuser or any of its Subsidiaries or any Affiliate of Weyerhaeuser or any of its Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that Net Cash Proceeds shall not include, (i) with respect to any sale, lease, transfer or other disposition of any asset by any Person, any cash receipts received from the sale of worn, damaged, or obsolete equipment, (ii) any cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to the assets are applied (or in respect of which expenditures were previously incurred) to replace or repair the assets in respect of which such proceeds were received, so long as such application is made within 180 days after the occurrence of such damage or loss and (iii) any rental payments received in connection with the lease of an asset in the ordinary course of business. In addition, no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds except for the portion (if any) of such proceeds in excess of $25,000,000.

          “OCBM Agreement” shall mean the Ownership and Capital Base Maintenance Agreement, dated as of February 12, 2002, and entered into by Weyerhaeuser.

          “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

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          “Person” shall mean any natural person, corporation, business trust, joint venture, joint stock company, trust, unincorporated organization, association, company, partnership or government, or any agency or political subdivision thereof.

          “Plan” shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA covered by Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), Weyerhaeuser or an ERISA Affiliate.

          “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

          “Rating” shall mean, as of any date, the rating by Moody’s and S&P in effect on such date, of the Senior Unsecured Long-Term Debt of Weyerhaeuser.

          “Real Estate Assets” shall mean all assets of WRECO and its Restricted Subsidiaries (determined, unless the context otherwise requires, on a consolidated basis for WRECO and its Restricted Subsidiaries) of the types described below, acquired and held for the purpose of, and arising out of, the development and/or sale or rental thereof in the ordinary course of business: (i) improved and unimproved land, buildings and other structures and improvements and fixtures located thereon, and (ii) contracts, mortgages, notes receivables and other choses in action.

          “Reduction Amount” shall have the meaning given such term in Section 2.09(c).

          “Register” shall have the meaning given such term in Section 9.04(c).

          “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          “Reinvestment Proceeds” shall have the meaning given such term in Section 2.10(b).

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          “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

          “Release” shall mean disposing, discharging, injecting, spilling, leaking, dumping, emitting, escaping, emptying, seeping, placing, and the like, into or upon any land or water or air, or otherwise entering into the environment.

          “Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by statute, regulation or otherwise.

          “Required Lenders” shall mean, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that if either Borrower elects the Term Loan Conversion, then on or after the Revolver Termination Date, “Required Lenders” shall mean those Lenders having Term Loans representing more than 50% of the aggregate principal amount of all Term Loans outstanding at such time.

          “Restricted Subsidiary” shall mean, (i) with respect to Weyerhaeuser, each Subsidiary that has not been designated as an Unrestricted Subsidiary on Schedule 3.08 Part I and thereafter not designated by a Financial Officer of Weyerhaeuser as an Unrestricted Subsidiary after the Closing Date pursuant to Section 9.17 and (ii) with respect to WRECO, each Subsidiary that has not been designated as an Unrestricted Subsidiary on Schedule 3.08 Part II or thereafter designated by a Financial Officer of WRECO as an Unrestricted Subsidiary after the Closing Date pursuant to Section 9.17. On the Closing Date, the Company and its subsidiaries shall be deemed Restricted Subsidiaries unless a Financial Officer of Weyerhaeuser shall have designated any of such entities as an Unrestricted Subsidiary after the Closing Date.

          “Revolver Termination Date” shall mean March 23, 2004.

          “Revolving Borrowing” shall mean a Borrowing consisting of Revolving Loans.

          “Revolving Borrowing Request” shall mean a request made pursuant to Section 2.02(e) in the form of Exhibit A.

          “Revolving Loan” shall mean a Loan made by the Lenders to a Borrower pursuant to Section 2.01.

          “S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, and its successors and assigns, and if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by Weyerhaeuser and the Required Lenders.

          “SEC” shall mean the Securities and Exchange Commission or any successor.

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          “Senior Bank Financing” shall mean the credit facilities contemplated by (a) this Agreement, and (b) the Five-Year Revolving Credit Facility Agreement.

          “Senior Debt” shall mean all Indebtedness of any Person (other than WRECO) which is not expressed to be subordinate and junior in right of payment to any other Indebtedness of such Person, and, with respect to WRECO, shall mean all Indebtedness of WRECO other than Subordinated Debt.

          “Senior Unsecured Long-Term Debt” shall mean the unsecured bonds, debentures, notes or other Indebtedness of Weyerhaeuser, designated on its financial statements as senior long-term indebtedness. In the event more than one issue of Senior Unsecured Long-Term Debt shall be outstanding at any relevant time and different credit ratings shall have been issued by S&P or Moody’s for such issues, Senior Unsecured Long-Term Debt shall be deemed to refer to the lowest rated issue.

          “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one, and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          “Subordinated Debt” shall mean and include (i) Subordinated Promissory Notes of WRECO, in substantially the form annexed as Exhibit E hereto, and (ii) any other Indebtedness of WRECO now or hereafter created, issued or assumed which at all times is evidenced by a written instrument or instruments containing or having applicable thereto subordination provisions substantially the same as those in said Exhibit E hereto, providing for the subordination of such Indebtedness to such other Indebtedness of WRECO as shall be specified or characterized in such subordination provisions.

          “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power to elect a majority of the board of directors or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          “Subsidiary” shall mean any subsidiary of Weyerhaeuser or WRECO, provided that there shall be excluded from this definition (i) Nelson Forests Joint Venture, a joint venture

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formed under the laws of New Zealand, (ii) Wapawekka Lumber Ltd., a limited partnership formed under the laws of Saskatchewan, and (iii) Monterra Lumber Mills Limited, a limited partnership formed under the laws of Ontario, for so long as such business entities shall not be Controlled by Weyerhaeuser or any of its subsidiaries.

          “Termination Date” shall mean the later to occur of (a) the Revolver Termination Date or (b) if the Term Loan Conversion has been effected pursuant to Section 2.19, the first anniversary of the Revolver Termination Date.

          “Term Borrowing” shall mean a Borrowing consisting of Term Loans.

          “Term Loan” shall have the meaning given such term in Section 2.19.

          “Term Loan Conversion” shall have the meaning given such term in Section 2.19.

          “Term-Out Premium” shall have the meaning giving such term in Section 2.06.

          “Total Adjusted Shareholders’ Interest” shall mean, at any time, the amount of the preferred, preference and common shares accounts plus (or minus in the case of a deficit) the amount of other capital and retained earnings, in accordance with GAAP, of Weyerhaeuser and its consolidated Subsidiaries, less treasury common shares and the aggregate net book value (after deducting any reserves applicable thereto) of all items of the following character which are included in the consolidated assets of Weyerhaeuser and its consolidated Subsidiaries:

(a) investments in Unrestricted Subsidiaries; and

(b) without duplication, investments by Weyerhaeuser and its consolidated Subsidiaries in WRECO and its consolidated Subsidiaries.

          No effect shall be given for any increases or decreases attributable to unrealized foreign exchange gains or losses resulting from the application of FASB Statement 52.

          “Total Commitment” shall mean at any time the aggregate amount of the Commitments as in effect at such time, and on the date hereof shall mean $1,200,000,000.

          “Total Funded Indebtedness” with respect to Weyerhaeuser shall mean, at any time, the aggregate principal amount of all Indebtedness (other than Guarantees by such Person of Indebtedness of others) for borrowed money or for the deferred purchase price of property and Capital Lease Obligations of Weyerhaeuser and its consolidated Subsidiaries, excluding (a) the Indebtedness of Unrestricted Subsidiaries, (b) without duplication, the Indebtedness of WRECO and its consolidated Subsidiaries, and (c) 80% of the aggregate principal amount of the Mandatory Convertible Debt Securities outstanding at such time.

          “Transactions” shall have the meaning given such term in Section 3.02.

          “Transferee” shall have the meaning given such term in Section 2.17.

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          “Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Eurodollar Rate and the Base Rate.

          “Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          “Unrestricted Subsidiary” shall mean, (i) with respect to Weyerhaeuser, each Subsidiary that has been designated as an Unrestricted Subsidiary on Schedule 3.08 Part I and any Subsidiary which has been designated by a Financial Officer of Weyerhaeuser as an Unrestricted Subsidiary after the Closing Date pursuant to Section 9.17, and (ii) with respect to WRECO, each Subsidiary that has been designated as an Unrestricted Subsidiary on Schedule 3.08 Part II and any Subsidiary which has been designated by a Financial Officer of WRECO as an Unrestricted Subsidiary after the Closing Date pursuant to Section 9.17.

          “Utilization Fee” shall have the meaning given such term in Section 2.06(e).

          “Weyerhaeuser” shall have the meaning given such term in the introductory paragraph hereto.

          “WRECO” shall have the meaning given such term in the introductory paragraph hereto.

          “WRECO/Weyerhaeuser Subordinated Debt” shall mean the Subordinated Promissory Notes issued by WRECO to Weyerhaeuser described in clause (i) of the definition of “Subordinated Debt.”

          Section 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

          Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if either Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies either Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in

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effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDITS

          Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to each Borrower requesting a Borrowing, at any time and from time to time on and after the date hereof and until the earlier of the Revolver Termination Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender’s Commitment at such time, subject, however, to the conditions that:

(a) at no time shall the outstanding aggregate principal amount of all Loans (including, if the Term Loan Conversion has been elected, Term Loans) made by all Lenders exceed the Total Commitment;

(b) at no time shall the outstanding aggregate principal amount of all Loans (including, if the Term Loan Conversion has been elected, Term Loans) made by all Lenders to WRECO exceed $600,000,000; and

(c) at all times the outstanding aggregate principal amount of all Loans made by each Lender shall equal the product of (i) the Applicable Percentage times (ii) the outstanding aggregate principal amount of all Loans made pursuant to Section 2.02 or 2.19.

          Each Lender’s Commitment is set forth opposite its name in Schedule 2.01, or in the case of each assignee that becomes a party hereto pursuant to Section 9.04, on the Register maintained by the Administrative Agent pursuant to Section 9.04(c).

          Within the foregoing limits, each Borrower may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Revolver Termination Date, subject to the terms, conditions and limitations set forth herein, on a several and not joint basis.

          Section 2.02 Loans. (a) Each Revolving Loan and each Term Loan shall be made as part of a Borrowing consisting of Revolving Loans and Term Loans, respectively, made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in and of itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

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          (b) Each Revolving Borrowing and each Term Borrowing shall be comprised entirely of Eurodollar Loans or Base Rate Loans, as the applicable Borrower may request pursuant to paragraph (e) hereof. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) entitle such Lender to any amounts pursuant to Sections 2.11 or 2.12 to which amounts such Lender would not be entitled if such Lender had made such Loan itself through its domestic branch. Borrowings of more than one Type may be outstanding at the same time; provided, however, that neither Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than twenty (20) separate Loans from any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans (other than Base Rate Loans) having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon (or in the case of Base Rate Loans, 2:00 p.m.), New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the applicable Borrower maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date and time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the applicable Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing with an Interest Period ending after the Termination Date; provided that no Revolving Borrowing shall have an Interest Period ending after the Revolver Termination Date.

          (e) In order to request a Revolving Borrowing, the Borrower requesting such Borrowing shall hand deliver or telecopy to the Administrative Agent a Revolving Borrowing Request in the form of Exhibit A (a) in the case of a Eurodollar Borrowing, not later than

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12:00 noon, New York City time, three Business Days before a proposed borrowing and (b) in the case of a Base Rate Borrowing, not later than 12:00 noon, New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Revolving Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (ii) the date of such Revolving Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Revolving Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Revolving Borrowing is specified in any such notice, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.02(e) and of each Lender’s portion of the requested Borrowing.

          Section 2.03 Conversion and Continuation of Loans. (a) Each Borrower shall, with respect to its respective Borrowings, have the right at any time, upon prior irrevocable written notice to the Administrative Agent given in the manner and at the times specified in Section 2.02(d) and 2.19, respectively, with respect to the Type of Borrowing into which conversion or continuation is to be made, to convert any of its Borrowings into a Borrowing of a different Type and to continue any of its Eurodollar Borrowings into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement and to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted and/or continued shall in each case not be less than the minimum amount set forth in Section 2.02;

(iii) if a Eurodollar Borrowing is converted at any time other than on the last day of the Interest Period applicable thereto, the applicable Borrower shall pay any amount due pursuant to Section 2.13;

(iv) with respect to a Revolving Borrowing, if such Revolving Borrowing is to be converted into a Eurodollar Borrowing or if a Eurodollar Borrowing is to be continued, no Interest Period selected shall extend beyond the Revolver Termination Date;

(v) with respect to a Term Borrowing, if such Term Borrowing is to be converted into a Eurodollar Borrowing or if a Eurodollar Borrowing is to be continued, no Interest Period selected shall extend beyond the Termination Date; and

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(vi) interest accrued to the day immediately preceding each date of conversion or continuation shall be payable on each Borrowing (or part thereof) that is converted or continued concurrently with such conversion or continuation.

          (b) Each notice given pursuant to Section 2.03(a) shall be irrevocable and shall refer to this Agreement and specify (i) the identity and the amount of the Borrowing that the applicable Borrower requests to be converted or continued; (ii) whether such Borrowing (or any part thereof) is to be converted or continued as a Base Rate Borrowing or a Eurodollar Borrowing; (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day); and (iv) if such Borrowing (or any part thereof) is to be converted into or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration, in the case of a Eurodollar Borrowing. The Administrative Agent shall advise the Lenders of any notice given pursuant to Section 2.03(a) and of each Lender’s portion of any converted or continued Borrowing.

          (c) If the applicable Borrower shall not have given notice in accordance with this Section 2.03 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.03 to convert such Eurodollar Borrowing), such Eurodollar Borrowing shall automatically be converted into a Base Rate Borrowing. In the event of the occurrence and continuation of a Default or an Event of Default (i) all Eurodollar Borrowings of each Borrower shall be converted into Base Rate Borrowings on the last day of the Interest Period then in effect, and (ii) no Base Rate Borrowing may be converted into a Borrowing of another Type so long as a Default or Event of Default continues to exist.

          Section 2.04 Fees. (a) The Borrowers jointly and severally agree to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (each, a “Facility Fee,” and collectively, the “Facility Fees”), calculated as specified below, on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Termination Date applicable to such Lender or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of a year of 365 or 366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the earlier of the Termination Date applicable to such Lender and the termination of the Commitment of such Lender as provided herein.

          The Facility Fee for each Lender shall be calculated as a per annum rate in an amount equal to the product of such Lender’s Commitment hereunder and the applicable percentage specified in the table below, to be determined based upon the Ratings received from S&P and Moody’s by Weyerhaeuser:

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	Level 1	Level 2	Level 3	Level 4	Level 5

S&P:	A- or better	BBB+	BBB	BBB-	Below BBB-
Moody’s:	A3 or better	Baa1	Baa2	Baa3	Below Baa3
Facility Fee	0.1000%	0.1250%	0.1500%	0.2000%	0.2500%

          The Facility Fees shall change effective as of the date on which the applicable rating agency announces any change in its Ratings. In the event either S&P or Moody’s shall withdraw or suspend its Ratings, the remaining Rating announced by either S&P or Moody’s, as the case may be, shall apply. In the event neither agency shall provide a Rating, the Facility Fees shall be based on the lowest rating provided above. If the Ratings by S&P and Moody’s are split so that two consecutive Levels (as defined in the table above) apply, the higher of those Ratings shall determine the applicable percentage to calculate the Facility Fee. If the Ratings by S&P and Moody’s are split so that the applicable Levels in the table above are separated by only one intermediate Level, then such intermediate Level shall determine the applicable percentage to calculate the Facility Fee. If the Ratings by S&P and Moody’s are split so that the applicable Levels in the table above are separated by two intermediate Levels, then the intermediate Level representing the lowest Rating shall determine the applicable percentage to calculate the Facility Fee. The Facility Fees shall be calculated by the Administrative Agent, which calculation absent manifest error shall be final and binding on all parties.

          (b) Weyerhaeuser agrees to pay the Administrative Agent, for its own account, the administration fees (the “Administrative Agent Fees”) at the times and in the amounts agreed upon in the letter agreement dated as of December 13, 2001, among Weyerhaeuser, Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities Inc. and the Administrative Agent.

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for prompt distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

          Section 2.05 Repayment of Loans; Evidence of Debt. (a) The outstanding principal balance of (i) each Revolving Loan shall, unless the Borrowers elect the Term Loan Conversion, be payable on the Revolver Termination Date and (ii) each Term Loan shall be payable on the Termination Date. Each Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.06.

          (b) Each Lender shall, and is hereby authorized by the Borrowers to, maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received

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by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note, substantially in the form of Exhibit F attached hereto. In such event, the applicable Borrower shall promptly, and in no event more than ten (10) Business Days after a request therefor, prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.06 Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, determined pursuant to paragraph (d) below.

          (b) Subject to the provisions of Section 2.07 the Loans comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) Interest on each Eurodollar Loan shall, except as otherwise provided in this Agreement, be payable on the last day of the Interest Period applicable thereto and, in case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day that would have been an interest payment date for such Loan had successive Interest Periods of three months’ duration been applicable to such Loan, and on the Termination Date or any earlier date on which this Agreement is, pursuant to its terms and conditions, terminated. Interest on each Base Rate Loan shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, except as otherwise provided in this Agreement and on the Termination Date or any earlier date on which this Agreement is, pursuant to its terms and conditions, terminated. The applicable Eurodollar Rate or Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (d) As used herein, “Applicable Margin” shall mean the sum of (i) the applicable percentage per annum specified in the table below, to be determined based upon the Ratings received from S&P and Moody’s by Weyerhaeuser, (ii) the Utilization Fee, and (iii) if

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applicable, the Term-Out Premium. The applicable percentage referred to in Clause (i) of the immediately preceding sentence shall be determined based upon the Ratings, as follows:

	Level 1	Level 2	Level 3	Level 4	Level 5

S&P:	A- or better	BBB+	BBB	BBB-	Below BBB-
Moody’s:	A3 or better	Baa1	Baa2	Baa3	Below Baa3
Eurodollar Loan:	0.5250%	0.6250%	0.8500%	1.0500%	1.5000%
Base Rate Loan:	0.0000%	0.0000%	0.0000%	0.0500%	0.5000%

          The Applicable Margin shall change effective as of the date on which the applicable rating agency announces any change in its Ratings. In the event either S&P or Moody’s shall withdraw or suspend its Ratings, the remaining Rating announced by either S&P or Moody’s, as the case may be, shall apply. In the event neither agency shall provide a Rating, the Applicable Margin shall be based on the lowest rating provided above. If the Ratings by S&P and Moody’s are split so that two consecutive Levels (as defined in the table above) apply, the higher of those Ratings shall determine the Applicable Margin. If the Ratings by S&P and Moody’s are split so that the applicable Levels in the table above are separated by only one intermediate Level, then such intermediate Level shall determine the Applicable Margin. If the Ratings by S&P and Moody’s are split so that the applicable Levels in the table above are separated by two intermediate Levels, then the intermediate Level representing the lowest Rating shall determine the Applicable Margin. The Applicable Margin shall be calculated by the Administrative Agent, which calculation absent manifest error shall be final and binding on all parties.

          (e) As used herein, “Utilization Fee” shall mean (i) a percentage per annum equal to 0.250% for any date on which the sum of (A) the Aggregate Credit Exposure plus (B) the “Aggregate Credit Exposure,” as defined under the Five-Year Revolving Credit Facility Agreement, plus (C) the aggregate principal amount of outstanding Competitive Loans under the Five-Year Revolving Credit Facility Agreement, is equal to or exceeds 33% of the sum of (X) the Total Commitment and (Y) the “Total Commitment” as defined under the Five-Year Revolving Credit Facility Agreement, and (ii) a percentage per annum equal to 0.000% for any other date.

          (f) As used herein, “Term-Out Premium” shall mean, upon an election by a Borrower of a Term Loan Conversion pursuant to Section 2.19, a percentage per annum equal to 0.250%.

          Section 2.07 Default Interest. If a Borrower shall default in the payment of the principal of or interest on any of its Loans or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time by the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the rate of interest applicable thereto at maturity or due date plus 2%.

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          Section 2.08 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrowers for a Eurodollar Borrowing pursuant to Section 2.02 shall be deemed to be a request for a Base Rate Borrowing, and (ii) any request by the Borrowers for a conversion to, or a continuation of, a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for, respectively, a continuation as, or a conversion to, a Base Rate Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          Section 2.09 Termination and Reduction of Commitments. (a) The unused Commitments of each Lender shall be automatically terminated on the Revolver Termination Date, and, if the Term Loan Conversion is elected, the remaining Commitments of each Lender shall be automatically terminated on the Termination Date.

          (b) Subject to Section 2.10(b), upon at least three Business Days’ prior irrevocable written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $25,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the sum of the aggregate outstanding principal amount of Loans.

          (c) The Total Commitment shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.10(b)(i) in the amount of such prepayment. In addition, the Total Commitment shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.10(b)(i) in an amount equal to the applicable Reduction Amount. “Reduction Amount” shall mean, with respect to any sale, lease, transfer or other disposition of any assets of Weyerhaeuser or any of its Subsidiaries (other than Excluded Sales), on any date, the Net Cash Proceeds received with respect thereto on such date less (i) any amounts applied with respect thereto to prepay any outstanding amounts under the Senior Bank Financing pursuant to Section 2.10(b) (including the amounts required to be cash collateralized pursuant to Section 2.04(i) of the Five-Year Revolving Credit Facility Agreement), (ii) any amounts applied to reduce Commitments under the Five-Year Revolving Credit Facility Agreement, and (iii) the portion of such Net Cash Proceeds that constitutes Reinvestment Proceeds.

          (d) Subject to Section 2.18, each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective

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Commitments. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

          Section 2.10 Prepayment. (a) Voluntary Prepayments. Each of the Borrowers shall have the right at any time and from time to time to prepay any of its respective Revolving Borrowings or Term Borrowings, in whole or in part, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent: (i) before 12:00 noon, New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and (ii) before 12:00 noon, New York City time, one Business Day prior to prepayment, in the case of Base Rate Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $25,000,000.

          (b) Mandatory Prepayments. (i) The Borrowers shall, within three Business Days of the date of receipt of the Net Cash Proceeds by Weyerhaeuser or any of its Domestic Subsidiaries from the sale, lease, transfer or other disposition of any assets of Weyerhaeuser or any of its Subsidiaries (other than any Excluded Sales), prepay any amounts outstanding under the Senior Bank Financing in an amount equal to the lesser of the amount of such Net Cash Proceeds and the amount so outstanding (including the amounts required to be cash collateralized pursuant to Section 2.04(i) of the Five-Year Revolving Credit Facility Agreement). Each such prepayment shall be applied first to any amounts outstanding or to be cash collateralized pursuant to the Five-Year Revolving Credit Facility Agreement in accordance with the terms and conditions set forth therein, and second to any principal amounts outstanding pursuant to this Agreement in accordance with the terms and conditions for prepayment set forth herein; provided that neither Borrower shall be required to make any prepayments pursuant to this Section 2.10(b)(i) if Weyerhaeuser or any of its Subsidiaries shall apply any of the Net Cash Proceeds it received from the sale, lease, transfer or other disposition of its assets for reinvestment in its business within 180 days after receipt thereof by Weyerhaeuser or any of its Subsidiaries (any such Net Cash Proceeds so reinvested, the “Reinvestment Proceeds”); provided further that Weyerhaeuser shall have notified the Administrative Agent of its intent to so reinvest such Net Cash Proceeds.

          (ii) On the date of any termination or reduction of the Commitments pursuant to Section 2.09, the Borrowers shall pay or prepay so much of their respective Borrowings as shall be necessary in order that the aggregate principal amount of Loans outstanding not exceed the Total Commitment, after giving effect to such termination or reduction.

          (iii) The amount remaining (if any) after the prepayment in full of the Loans may be retained by the Borrowers to the extent not required to be applied in accordance with clause (i) above, and the Commitments shall be permanently reduced in accordance with Section 2.09(c).

          (c) Each notice of prepayment under paragraph (a) above shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under

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this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          Section 2.11 Reserve Requirements; Change in Circumstances. (a) It is understood that the cost to each Lender (including the Administrative Agent) of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D. Each Borrower agrees to pay to each of such Lenders from time to time, as provided in paragraph (d) below, such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining Eurodollar Loans to such Borrower resulting from any such reserve requirements provided for in Regulation D as in effect on the date thereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements. It is agreed that for purposes of this paragraph (a) the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without the benefit of or credit for proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under Regulation D.

          (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of any payments to any Lender (including the Administrative Agent) of the principal of or interest on any Eurodollar Loan made by such Lender, or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement, any Eurodollar Loan made by such Lender hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the applicable Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.

          (c) If after the date hereof any Lender (including the Administrative Agent) shall have determined that the general applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or the adoption after the date hereof of any other generally applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or

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administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

          (d) A certificate of a Lender (including the Administrative Agent) setting forth a reasonably detailed explanation of such amount or amounts as shall be necessary to compensate such Lender (or participating banks or other entities pursuant to Section 9.04) as specified in paragraph (a), (b) or (c) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

          (e) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of such increased costs or reductions in accordance with paragraph (d) above and of such Lender’s intention to claim compensation thereof; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          Notwithstanding any other provision of this Section 2.11, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).

          Section 2.12 Change in Legality. (a) Notwithstanding any other provision herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender (including the Administrative Agent) to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent, such Lender may:

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(i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and any request by either Borrower for a Eurodollar Borrowing or a conversion to or continuation of a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and

(ii) require that all outstanding Eurodollar Loans made by it be converted into Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted into Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.12, a notice to a Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.

          Section 2.13 Indemnity. Each Borrower shall indemnify each Lender against any loss or expense which such Lender sustains or incurs as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or continue any Loan hereunder after irrevocable notice of such borrowing or continuation has been given pursuant to Section 2.02 or 2.03, as applicable, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made to or by such Borrower on a date other than the last day of the Interest Period applicable thereto; provided that such Borrower shall not be required to indemnify a Lender pursuant to this clause (c) for any loss or expense to the extent any such loss or expense shall have been incurred pursuant to (i) Section 2.11, 2.12 or 2.17 or (ii) Section 2.10(a) more than six months prior to the date that the applicable Lender shall have notified such Borrower of its intention to claim compensation therefor, (d) any default in payment or prepayment of the principal amount of any Loan to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), or (e) the occurrence of any Event of Default including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such

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Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth a reasonably detailed explanation of any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error.

          Section 2.14 Pro Rata Treatment. Except as required under Sections 2.12 or 2.18, each Revolving Borrowing, each payment or prepayment of principal of any Revolving Borrowing, each payment of interest on the Revolving Loans, each payment of the Facility Fees, each reduction of the Commitments and each conversion of any Revolving Borrowing to a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). Each payment of principal of any Term Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Term Loans comprising such Borrowing. Each payment of interest on any Term Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Term Loans comprising such Borrowing. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

          Section 2.15 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans (other than pursuant to Sections 2.09, 2.11 and 2.12) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

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          Section 2.16 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts payable) hereunder and under any other Loan Document without setoff, counterclaim or deduction of any kind not later than 12:00 (noon), New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts payable) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          Section 2.17 Taxes. (a) Any and all payments by a Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding any income, franchise, branch profits or similar tax imposed on or measured by the net income or net profits of the Administrative Agent or any Lender (or any transferee or assignee that acquires a Loan (any such entity a “Transferee”)) by the United States or any jurisdiction under the laws of which it is organized or doing business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If either Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under any other Loan Document or from the execution, delivery or registration of or performance under this Agreement or any other Loan Document, or otherwise with respect to such Borrower’s role in this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

          (c) Each Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by such Borrower under this Section 2.17) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Each Borrower shall also indemnify each Lender (or any Transferee) and the Administrative Agent for the full amount of taxes imposed on or measured by the net income or receipts of such Lender (or any Transferee) or the Administrative Agent as the case may be, as such Lender (or Transferee) or the Administrative

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Agent shall determine are payable in respect of amounts paid by such Borrower to or on behalf of such Lender (or any Transferee) or the Administrative Agent, as the case may be, pursuant to this Section 2.17. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender (or Transferee) or the Administrative Agent becomes entitled to a refund of Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from a Borrower hereunder, such Lender (a Transferee) or Administrative Agent, as the case may be, shall, at the expense of such Borrower, use its reasonable efforts (consistent with internal policy, and legal and regulatory restrictions) to obtain such refund. If a Lender (or Transferee) or the Administrative Agent receives a refund or is entitled to claim a tax credit in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from a Borrower hereunder it shall promptly notify such Borrower of such refund or credit and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund or credit pursuant hereto), repay such refund or amount of credit to such Borrower, net of all out-of-pocket expenses of such Lender and without interest; provided that each Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund or amount of credit (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund or such credit is denied or subsequently determined to be unavailable.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by either Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof to the proper Governmental Authority.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Lender (or Transferee), which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement or, in the case of a Transferee, on the date on which it becomes a Lender, and in the case of any Lender, on or prior to the date such Lender changes its funding office, and from time to time thereafter as requested in writing by either Borrower (but only so long thereafter as such Lender remains lawfully able to do so), shall deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing that any payment under the Loan Documents is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States, or (ii) fully or partially exempt from United States tax under a provision of an applicable tax treaty, or (iii) not subject to withholding under the portfolio

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interest exception under Section 881(c) of the Code (and, if such Lender (or Transferee) delivers a Form W-8BEN claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Lender (or Transferee) is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code). Unless the Borrowers and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, each applicable Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States. If a Lender (or Transferee) is unable to deliver one of these forms or if the forms provided by a Lender (or Transferee), at the time such Lender (or Transferee), first becomes a party to this Agreement or at the time a Lender (or Transferee), changes its funding office (other than at the request of a Borrower) indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender (or Transferee), provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such appropriate forms; provided, however, that if at the effective date of a transfer pursuant to which a Lender (or Transferee) becomes a party to this Agreement, the Lender (or Transferee) assignor was entitled to payments under Section 2.17(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender (or Transferee), assignee on such date.

          (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above for any period in respect of which the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee), to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (and, in the case of a Transferee, after the date of assignment or transfer).

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with internal policy, and legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the reasonable determination of such Lender (or Transferee) be materially disadvantageous to such Lender (or Transferee) or require the disclosure of information that the Lender (or Transferee) reasonably considers to be confidential.

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          Section 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender (including the Administrative Agent) requests compensation under Section 2.11, or if it becomes unlawful for any Lender (including the Administrative Agent) to make or maintain Eurodollar Loans under Section 2.12, or if a Borrower is required to pay any additional amount to any Lender, the Administrative Agent or any Governmental Authority for the account of any Lender or the Administrative Agent pursuant to Section 2.17, then such Lender or the Administrative Agent shall, at the request of such Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Administrative Agent, as the case may be, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.17 or no longer make it unlawful for such Lender or the Administrative Agent, to make or maintain Eurodollar Loans under Section 2.12, as the case may be, in the future and (ii) would not subject such Lender or the Administrative Agent, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Administrative Agent, as the case may be. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or the Administrative Agent in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.11, or if it becomes unlawful for any Lender to make or maintain Eurodollar Loans under Section 2.12, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (y) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments or (ii) terminate the Commitment of such Lender upon notice given to such Lender within forty-five (45) days of receipt of the notice given by the Lender; provided that such notice shall be accompanied by prepayment in full of all Loans from such Lender, including accrued interest thereon and any breakage costs, accrued fees and all other amounts payable to such Lender, without extension, conversion or continuation. A Lender shall not be required to make any such assignment and delegation under clause (i) above or terminate its Commitment under clause (ii) above if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation or termination of Commitment cease to apply.

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          Section 2.19 Term Loan Conversion. (a) Not less than five days and not more than thirty days prior to the Revolver Termination Date, and subject to the conditions set forth in Section 4.03, each Borrower may elect to convert all or a portion of its respective Revolving Borrowings outstanding as of the Revolver Termination Date into Term Borrowings (the “Term Loan Conversion”) by delivery of a written notice to that effect to the Administrative Agent, who shall forward a copy of such notice to each of the Lenders. If such notice is given, each Lender severally agrees, on the terms and conditions hereinafter set forth, that each of its outstanding Revolving Loans that are part of the Borrowings subject to the election to convert will be converted into a term loan (each, a “Term Loan” and collectively, the “Term Loans”) having the same terms as the converted loan on the Revolver Termination Date. Any amount of any Lender’s Term Loans repaid may not be reborrowed, and the Term Loans so elected shall commence on the Revolver Termination Date and shall be payable on the Termination Date.

          (b) In order to elect the Term Loan Conversion, and in addition to the notice set forth in Section 2.19(a) above, the Borrower electing the Term Loan Conversion shall hand deliver or telecopy to the Administrative Agent a request (i) in the case of a Term Borrowing consisting of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the Revolver Termination Date, (ii) in the case of a Term Borrowing consisting of a Base Rate Borrowing, not later than 12:00 noon, New York City time, on the day of the Revolver Termination Date, which request shall be irrevocable and shall in each case specify (x) whether the Term Borrowing then being requested is to consist of a Eurodollar Borrowing or a Base Rate Borrowing; (y) the date of such Borrowing (which shall be the Revolver Termination Date) and the amount thereof (which shall be the amount of Revolving Borrowings of such Borrower outstanding on the Revolver Termination Date); and (z) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.19 and of each Lender’s portion of the requested Borrowing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Each of the Borrowers represents and warrants to each of the Lenders that:

          Section 3.01 Organization; Powers. Such Borrower and each of its Restricted Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of such Borrower, has the corporate power and authority to execute, deliver

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and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

          Section 3.02 Authorization. The execution, delivery and performance by such Borrower of each of the Loan Documents and the borrowings hereunder, and the consummation of the other transactions contemplated hereby (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) (i) will not violate (A) any provision of law, statute, rule or regulation, (B) of the certificate or articles of incorporation or other constitutive documents or by-laws of such Borrower or any of its Restricted Subsidiaries, (C) any order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which such Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Borrower or any of its Restricted Subsidiaries except, in each case other than (a) and (b)(i)(B), as could not reasonably be expected to have a Material Adverse Effect.

          Section 3.03 Enforceability. This Agreement has been duly executed and delivered by such Borrower and constitutes, and each other Loan Document when executed and delivered by such Borrower will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 3.04 Consents and Approvals. No action, consent or approval of, registration or filing with, or any other action by any Governmental Authority or any other third party is or will be required in connection with the Transactions, except as have been made or obtained (without the imposition of any conditions that are not acceptable to the Lenders) and are in full force and effect (other than any action, consent, approval, registration or filing the absence of which could not reasonably be expected, either individually or in the aggregate with any such other consents, approvals, registrations or filings, to result in a Material Adverse Effect). No law or regulation shall be applicable, restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Borrowers and their respective subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

          Section 3.05 Financial Statements. (a) Weyerhaeuser has heretofore furnished to the Lenders its consolidated balance sheets and statements of earnings and statements of cash flows, together with the notes thereto, as of and for the fiscal year ended December 29, 2002, audited by and accompanied by the opinion of KPMG LLP, independent public accountants.

          (b) WRECO has heretofore furnished to the Lenders its consolidated balance sheets and statements of earnings and statements of cash flows, together with the notes thereto,

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as of and for the fiscal year ended December 29, 2002, audited by and accompanied by the opinion of KPMG LLP, independent public accountants.

          (c) Such financial statements referred to in Section 3.05(a) and (b) present fairly in all material respects the financial position and results of operations of Weyerhaeuser, WRECO and their respective consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Weyerhaeuser, WRECO and their respective consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          Section 3.06 No Material Adverse Change. Other than changes in operating results arising in the ordinary course of business and except as otherwise disclosed publicly or to the Lenders prior to the date hereof, there has been no material adverse change in the business, financial condition, operations or properties of Weyerhaeuser and its subsidiaries, taken as a whole, since December 29, 2002.

          Section 3.07 Title to Properties; Possession Under Leases. (a) Each of such Borrowers and its Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

          (b) Each of such Borrowers and its Restricted Subsidiaries (i) has complied with all obligations under all leases to which it is a party, and (ii) enjoys peaceful and undisturbed possession under all such leases, except where such non-compliance or lack of peaceful and undisturbed possession would not result in a Material Adverse Effect. All leases to which the Borrowers and their respective Restricted Subsidiaries are a party are in full force and effect, except where such lack of force and effect would not result in a Material Adverse Effect.

          Section 3.08 Subsidiaries. Schedule 3.08 Part I for Weyerhaeuser and Schedule 3.08 Part II for WRECO (i) set forth as of the Closing Date a list of all subsidiaries of Weyerhaeuser and WRECO and the percentage ownership interest of Weyerhaeuser and WRECO therein, as applicable, and (ii) for Weyerhaeuser and WRECO, designate those Subsidiaries which are Unrestricted Subsidiaries.

          Section 3.09 Litigation; Compliance with Laws. (a) Except as disclosed in Weyerhaeuser’s Report on Form 10-K for the fiscal year ended December 29, 2002, there are no actions, suits, investigations, litigations or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their Restricted Subsidiaries in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in Weyerhaeuser’s Report on Form 10-K for the fiscal year ended December 29, 2002, neither such Borrower nor any of its Restricted Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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          Section 3.10 Agreements. (a) Neither such Borrower nor any of its Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted in a Material Adverse Effect.

          (b) Neither such Borrower nor any of its Restricted Subsidiaries is in default in any manner under any material agreement or instrument (except for any indenture or other agreement or instrument evidencing Indebtedness) to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

          Section 3.11 Federal Reserve Regulations. (a) Neither such Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

          Section 3.12 Investment Company Act; Public Utility Holding Company Act. Neither such Borrower nor any of its Restricted Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 3.13 Tax Returns. Each of such Borrower and its Subsidiaries has filed or caused to be filed all material Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or Subsidiary, as the case may be, shall have set aside on its books appropriate reserves.

          Section 3.14 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of such Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken together with the reports and other filings with the SEC, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Section 3.15 Compliance with ERISA. Except as would not have a Material Adverse Effect, subject to the following sentences of this Section 3.15, each Plan subject to ERISA or the Code, as applicable, is in compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan, no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in excess of $40,000,000, and all Plans collectively do not have Unfunded Current Liabilities in excess of $91,000,000 in the aggregate, and no Plan subject to ERISA or the Code, as applicable, has an accumulated or waived funding deficiency, has

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permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither such Borrower nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4975 of the Code or expects to incur any material liability under any of the foregoing Sections with respect to any such Plan; no condition exists which presents a risk to such Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate any Plan; no lien imposed under the Code or ERISA on the assets of such Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; such Borrower and its Subsidiaries do not maintain or contribute to any “welfare plan” (within the meaning of Section 3(1) of ERISA) which provides life insurance or health benefits to retirees (other than as required by Section 601 of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          Section 3.16 Environmental Matters. Except as disclosed in Weyerhaeuser’s Report on Form 10-K for the fiscal year ended December 29, 2002, filed with the SEC, (a) neither Borrower nor any of its Subsidiaries has failed to comply with any Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, where any such failure to comply, alone or together with any other such noncompliance, could result in a Material Adverse Effect; (b) neither Borrower nor any of its Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure could result in a Material Adverse Effect; and (c) the Borrowers’ and their respective Subsidiaries’ plants have not managed any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other Environmental Law, in violation of any regulations promulgated pursuant thereto or in any other applicable law where such violation could reasonably result, individually or together with other violations, in a Material Adverse Effect.

          Section 3.17 Maintenance of Insurance. Such Borrower and each of its Restricted Subsidiaries maintains insurance (which may be self insurance) for all of its insurable properties: (a) by financially sound and reputable insurers to the extent of insurance obtained from third party insurers; (b) to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by such Borrower or such Restricted Subsidiaries; and (c) as may be required by law.

ARTICLE IV

CONDITIONS OF LENDING

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          The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

          Section 4.01 All Borrowings and Issuances. On the date of each Borrowing:

(a) Notice. The Administrative Agent shall have received from the applicable Borrower a notice of such Borrowing as required by Section 2.02 or 2.03, as applicable.

(b) Representations. The representations and warranties of the Borrowers set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.07, 3.10(b), 3.11 and 3.12 shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date at the time of and immediately after such Borrowing.

(c) Compliance, etc. The Borrowers shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on their part to be observed or performed, and, as applicable, at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

          Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          Section 4.02 Closing Date. In addition to all the conditions set forth in Section 4.01, on or before the Closing Date:

(a) Opinions. The Administrative Agent shall have received a favorable written opinion of (i) Perkins Coie, special counsel for the Borrowers, dated the Closing Date and addressed to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and (ii) Lorrie Scott, Esq., Senior Legal Counsel to Weyerhaeuser, as counsel for Weyerhaeuser, dated the Closing Date and addressed to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(b) Legal Matters. All legal matters (including any documentation) related to this Agreement and the Transactions shall be satisfactory to the Lenders and to Shearman & Sterling, special counsel for the Administrative Agent.

(c) Articles, etc. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of the Borrowers, certified as of a recent date by the Secretary of State of their respective States of incorporation, and certificates as to the good standing of each of the Borrowers, as of a recent date, from each such Secretary of State; (ii) a certificate from each of the Borrowers of their respective Secretary or Assistant Secretary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of such Borrower of any and all documents and agreements to be entered into with respect to the Loan Documents and the

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borrowings to be made thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Borrower have not been amended since the date of the last amendment thereto shown on the certificates of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document or agreement delivered in connection with the Transactions on behalf of such Borrower; (iii) a certification of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Shearman & Sterling, special counsel for the Administrative Agent, may reasonably request.

(d) Officers’ Certificates. The Administrative Agent shall have received a certificate from each Borrower, dated the Closing Date and signed by a Financial Officer of such Borrower, confirming (i) compliance with the condition precedent set forth in paragraph (c) of Section 4.01, and (ii) that the representations and warranties of such Borrower set forth herein are true and correct in all material respects on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), immediately prior to, and after giving effect to, the initial Borrowing.

(e) Fees. The Administrative Agent and the Lenders shall have received all Fees and other amounts due and payable on or prior to the Closing Date.

(f) Loan Documents. The Administrative Agent shall have received a fully executed counterpart of this Agreement, and an executed copy of each Loan Document (other than this Agreement).

          Section 4.03 Term Loan Conversion Conditions. On the date any Term Loan Conversion is effective:

          (a) Representations. The representations and warranties of the Borrower electing such Term Loan Conversion shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (b) Compliance, etc. The Borrower electing such Term Loan Conversion shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after the Term Loan Conversion, no Event of Default or Default shall have occurred and be continuing.

ARTICLE V

AFFIRMATIVE COVENANTS

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          Each Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders (or, where indicated, the Lenders) shall otherwise consent in writing, each Borrower will, and will cause each of its Restricted Subsidiaries (except in the case of Sections 5.03 (which applies to Weyerhaeuser), 5.06 (which applies to Weyerhaeuser, WRECO and their respective ERISA Affiliates) and 5.09 (which applies to Weyerhaeuser, WRECO and all of their respective Subsidiaries)) to:

          Section 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.01(c) (with respect to Weyerhaeuser) and Section 6.02(d) (with respect to WRECO) and, with respect to Restricted Subsidiaries, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, provided, however, that such Borrower may liquidate or dissolve any of its Subsidiaries to the extent the assets of such Subsidiary are transferred to Weyerhaeuser or any of its Restricted Subsidiaries.

          (b) Except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary in the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property necessary in the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) Maintain compliance with each of its loans, contracts, leases and other obligations (other than Indebtedness) except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, and except for such noncompliance as could not reasonably be expected to have, in any case or in the aggregate, a Material Adverse Effect.

          Section 5.02 Insurance. (a) Keep such of its insurable properties as are insured with third-party insurers insured at all times by financially sound and reputable insurers; and (b) maintain (i) insurance (which may include self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and (ii) such insurance as may be required by law.

          Section 5.03 Obligations and Taxes. Pay its obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly

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when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required (i) with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Borrower or such Subsidiary shall have set aside on its books appropriate reserves with respect thereto or (ii) if the failure to make such payments or to discharge such Liens is not, in any case or in the aggregate, reasonably likely to have a Material Adverse Effect.

          Section 5.04 Financial Statements, Reports, etc. In the case of each Borrower, furnish to the Administrative Agent (which shall promptly furnish to each Lender):

(a) within 95 days after the end of each fiscal year, its consolidated balance sheets and related statements of earnings and statements of cash flows, together with the notes thereto, showing the financial position of such Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of their operations and the operations of such subsidiaries during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial position and results of operations of each such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except as therein noted;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of earnings and, with respect to Weyerhaeuser, statements of cash flows, showing the financial position of Weyerhaeuser and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such consolidated Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified (in the form of Exhibits D-1 and D-2, with respect to Weyerhaeuser and WRECO, respectively) by one of its Financial Officers as fairly presenting the financial position and results of operations of each such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except as therein noted, subject to appropriate year-end audit adjustments;

(c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate (in the form of Exhibits D-3 and D-4, with respect to Weyerhaeuser and WRECO, respectively) of the accounting firm or Financial Officer of such Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) in the case of Weyerhaeuser setting forth computations in reasonable detail satisfactory to the

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Administrative Agent demonstrating compliance with the covenants contained in Sections 6.01(d) and 6.01(e) and (iii) including a reconciliation setting forth adjustments made to such financial statements in order to make the calculations set forth in clause (ii) above;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it or any of its Subsidiaries with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(e) as soon as practicable, copies of such further financial statements and reports as such Borrower shall send to banks with which it has lines of credit, and all such financial statements and reports as such Borrower shall send to its shareholders (unless all of the outstanding shares of capital stock of such Borrower are held by one Person);

(f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request (it being understood that neither Borrower shall be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure);

(g) promptly, and in any event within 2 days, upon becoming aware thereof, notice of any proposed or actual down-grade, suspension or withdrawal of the rating provided by S&P or Moody’s to Weyerhaeuser in respect of its Senior Unsecured Long-Term Debt; and

(h) information required to be delivered pursuant to paragraphs (a), (b), (d) and (e) shall be deemed to have been delivered on the date on which Weyerhaeuser provides notice to the Administrative Agent that such information has been posted on Weyerhaeuser’s website on the internet at the website address listed on the signature pages thereof, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that Weyerhaeuser shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (d) and (e) of this Section 5.04 to the Administrative Agent or any Lender who requests Weyerhaeuser to deliver such paper copies until written notice to cease delivering paper copies is given by such Administrative Agent or Lender to Weyerhaeuser.

          Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which shall promptly furnish to each Lender) prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Weyerhaeuser, WRECO or any of

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their respective Affiliates which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any development that has resulted in a Material Adverse Effect; and

(d) the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint;

provided that in each case (other than Subsection 5.05 (a)) no Borrower shall be required to provide separate notice of any event disclosed in any report promptly filed with the SEC.

          Section 5.06 ERISA. As soon as possible and, in any event, within 10 Business Days after Weyerhaeuser knows of the occurrence of any of the following events which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, Weyerhaeuser will deliver to the Administrative Agent a certificate of the Financial Officer of Weyerhaeuser setting forth details as to such occurrence and such action, if any, which Weyerhaeuser or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Weyerhaeuser or such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (a) that a Reportable Event has occurred, (b) that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, (c) that a Plan has been or is in the process of being terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (d) that a Plan has an Unfunded Current Liability, (e) that proceedings have been instituted to terminate a Plan, (f) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or (g) that Weyerhaeuser or any ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4975 of the Code or Section 409, 502(i) or 502(l) of ERISA. Weyerhaeuser will, upon written request, deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any other notices received by Weyerhaeuser or any ERISA Affiliate required to be delivered to the Administrative Agent hereunder shall be delivered to the Administrative Agent no later than 10 Business Days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants, received by Weyerhaeuser or such ERISA Affiliate or requested in writing by the Administrative Agent.

          Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain appropriate, accurate and complete financial records and permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of each such Borrower or any of its Restricted Subsidiaries at reasonable times

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and, with reasonable prior notice given to Weyerhaeuser, as often as requested and until a Default has occurred at the expense of the Administrative Agent or such Lender, and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender or the Administrative Agent to discuss the affairs, finances and condition of Weyerhaeuser, WRECO or any such Restricted Subsidiary with the officers thereof and independent accountants (so long as a representative of Weyerhaeuser is present, or Weyerhaeuser has consented to the absence of such a representative) therefor (in each case subject to such Borrower’s obligations under applicable confidentiality provisions).

          Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

          Section 5.09 Environmental Matters. (a) (i) Comply in all material respects with all Environmental Laws applicable to the ownership or use of any real property owned or leased by such Borrower or any of its Subsidiaries, except where such noncompliance is not, in any case or in the aggregate, reasonably likely to have a Material Adverse Effect, (ii) include in all material contracts with tenants and other persons occupying such real property provisions to ensure such tenants’ compliance in all material respects with all such Environmental Laws, and diligently enforce and prosecute its rights with respect to such provisions, (iii) pay or cause to be paid in the case of sole liability, or, in the case of joint liability, to seek contribution or compensation in respect of, all costs and expenses incurred in connection with such compliance, except in respect to costs and expenses that are being contested in good faith and for which such Borrower or such Subsidiary, as the case may be, shall have set aside on its books appropriate reserves, and except where failures to make such payments are not, in any case or in the aggregate, reasonably likely to have a Material Adverse Effect, and (iv) use its best efforts to keep or cause to be kept all such real property free and clear of any liens imposed pursuant to any Environmental Laws, except in respect to liens that are being contested in good faith, and except in respect to liens the existence of which is not, in any case or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (b) Neither such Borrower, nor any of its Subsidiaries will generate, use, treat, store, Release, or permit the generation, use, treatment, storage or Release of Hazardous Materials on any real property owned or leased by such Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such real property, except for quantities generated, used, treated, stored, or Released on, or transported to or from, such real property in the ordinary course of business in material compliance with all applicable Environmental Laws and, except for such generation, use, treatment or storage on, or transportation to or from, any such real property of Hazardous Materials as is not, in any case or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (c) If the Administrative Agent receives any notice from such Borrower pursuant to subsection (d) of this Section 5.09 or if the Administrative Agent otherwise acquires knowledge of any Environmental Claim which in the sole determination of the Required Lenders would have a Material Adverse Effect with respect to such Borrower then upon the written request of the Required Lenders, such Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any real property owned or leased by such Borrower or an affected Subsidiary prepared by an environmental consulting firm approved by

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the Required Lenders, indicating the presence or absence of Hazardous Materials and the potential costs of any removal or remedial action in connection with any Hazardous Materials on any real property owned or leased by such Borrower or any of its Subsidiaries.

          (d) Such Borrower will immediately advise the Administrative Agent in writing of any of the following:

(i) Any pending or threatened Environmental Claim against such Borrower or any of its Subsidiaries or any real property owned or leased by such Borrower or any of its Subsidiaries which if determined adversely to such Borrower or any of its Subsidiaries would be reasonably likely to have a Material Adverse Effect;

(ii) Any condition or occurrence on any real property owned or leased by such Borrower or any of its Subsidiaries that (A) results in noncompliance by such Borrower or any of its Subsidiaries with any applicable Environmental Law which noncompliance is reasonably likely to have a Material Adverse Effect, or (B) could reasonably be anticipated to form the basis of an Environmental Claim against such Borrower or any of its Subsidiaries or any real property owned or leased by such Borrower or any of its Subsidiaries and which if determined adversely to such Borrower or any of its Subsidiaries would be reasonably likely to have a Material Adverse Effect;

(iii) Any condition or occurrence on any real property owned or leased by such Borrower or any of its Subsidiaries or, to the actual knowledge of such Borrower or any of its Subsidiaries, any property adjoining or in the vicinity thereof that could reasonably be anticipated to cause such real property to be subject to any restrictions on the ownership, occupancy, use, or transferability thereof under any Environmental Law which restrictions, in any case or in the aggregate, are reasonably likely to have a Material Adverse Effect; and

(iv) The taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on any real property owned or leased by such Borrower or any of its Subsidiaries the taking of which, in any case or in the aggregate, is reasonably likely to have a Material Adverse Effect.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, or removal or remedial action and the action which such Borrower or any of its Subsidiaries proposes to take in response thereto.

          Section 5.10 OCBM Agreement. With respect to Weyerhaeuser, perform, observe and comply with each of its covenants and agreements in the OCBM Agreement, and do or cause to be done all things necessary to keep the OCBM Agreement in full force and effect.

          Section 5.11 Further Assurances. Promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of such Borrower, all such further acts, documents and assurances as the Required Lenders may from time to time reasonably request in order for such Borrower to carry out its obligations hereunder and under the other Loan Documents.

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ARTICLE VI

NEGATIVE COVENANTS

          Section 6.01 Covenants of Weyerhaeuser. Weyerhaeuser covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, either directly or indirectly:

(a) Secured Indebtedness. (i) Issue, assume or guarantee, or permit any of its Restricted Subsidiaries to issue, assume or guarantee, any indebtedness for money borrowed (hereinafter in this Section 6.01(a) referred to as “debt”), if such debt is secured by a deed of trust, mortgage, pledge, security interest or other lien or encumbrance (any deed of trust, mortgage, pledge, security interest or other lien or encumbrance being hereinafter in this Section 6.01(a) referred to as a “mortgage” or collectively “mortgages”) upon or with respect to any timber or timberlands of Weyerhaeuser or such Restricted Subsidiary located in the States of Washington, Oregon, Arkansas, Oklahoma, Mississippi or North Carolina, or upon or with respect to any principal manufacturing plant of Weyerhaeuser or such Restricted Subsidiary located anywhere in the United States of America, in either case now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such debt, that the Loans (together with, if Weyerhaeuser shall so determine, any other indebtedness of or guarantee by Weyerhaeuser or such Restricted Subsidiary ranking equally with the Loans and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such debt; provided, however, that the foregoing restrictions shall not be applicable to:

(1) mortgages upon or with respect to any property of any of its Restricted Subsidiaries securing debt of such Restricted Subsidiary to Weyerhaeuser or another Restricted Subsidiary of Weyerhaeuser;

(2) mortgages upon or with respect to any property acquired, constructed or improved by Weyerhaeuser or any of its Restricted Subsidiaries after the date of this Agreement which are created, incurred or assumed contemporaneously with, or within 90 days after, such acquisition, construction or improvement, to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages upon or with respect to any property existing at the time of acquisition thereof; provided, however, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by Weyerhaeuser or any of its Restricted Subsidiaries other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(3) any extension, renewal or replacement of any mortgage referred to in clause (2) above or clause (4) below; provided, however, that the principal

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amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the same property which secured the mortgage so extended, renewed or replaced; and

(4) any mortgage existing on any timber or timberlands of any Person or upon or with respect to any principal manufacturing plant of any Person at the time of acquisition by the Borrower or any of its Restricted Subsidiaries of such Person.

(ii) Notwithstanding the provisions of paragraph (a)(i) of this Section 6.01, Weyerhaeuser or any of its Restricted Subsidiaries may issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such debt of Weyerhaeuser and its Restricted Subsidiaries and the Attributable Debt in respect of Sale and Lease-Back Transactions (as defined in Section 6.01(b)) existing at such time (other than Sale and Lease-Back Transactions permitted because Weyerhaeuser would be entitled to incur debt secured by a mortgage on the property to be leased without equally and ratably securing the Loans pursuant to paragraph (a)(i) of this Section 6.01, and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (ii) of Section 6.01(b)), does not at the time exceed five percent (5%) of Shareholders’ Interest in Weyerhaeuser and its Restricted Subsidiaries (as hereinafter defined). The term “Attributable Debt” as used in this paragraph shall mean, as of any particular time, the present value of the obligation of the lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

(iii) For purposes of this Section 6.01(a), (A) the term “principal manufacturing plant” shall not include any manufacturing plant which, in the reasonable opinion of the Board of Directors of Weyerhaeuser, is not a principal manufacturing plant of Weyerhaeuser and its Restricted Subsidiaries; (B) the following types of transactions shall not be deemed to create debt secured by a mortgage: (1) the sale, mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or any of its Restricted Subsidiaries is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money however determined; (2) the mortgage of any property of Weyerhaeuser or any of its Restricted Subsidiaries in favor of the United States, or any State, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to Weyerhaeuser or any of its Restricted Subsidiaries pursuant to the provisions of any contract or statute and (3) liens existing on property at the time of acquisition of such property; and (C) the term “Shareholders’ Interest in Weyerhaeuser and its Restricted Subsidiaries” shall mean the aggregate of capital and surplus, including surplus resulting from the March 1, 1913 revaluation of timber and timberlands, of Weyerhaeuser and its Restricted Subsidiaries, after deducting the cost of shares of Weyerhaeuser held in treasury.

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(b) Sale and Lease-Back. Enter into any arrangement, or permit any Restricted Subsidiary to enter into any arrangement, with any Person providing for the leasing by Weyerhaeuser or any of its Restricted Subsidiaries of any real property in the United States (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by Weyerhaeuser or such Restricted Subsidiary to such Person (herein referred to as a “Sale and Lease-Back Transaction”), unless (i) Weyerhaeuser or such Restricted Subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without equally or ratably securing the Loans pursuant to Section 6.01(a), or (ii) Weyerhaeuser applies an amount equal to the fair value (as determined by the Board of Directors of Weyerhaeuser) of the property so leased to the retirement (other than any mandatory retirement), within 90 days of the effective date of any such Sale and Lease-Back Transaction, of indebtedness for borrowed money incurred or assumed by Weyerhaeuser which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such debt.

(c) Merger, Consolidation, etc. Be a party to a merger or consolidation or sell, transfer or otherwise dispose of all or substantially all of its properties or assets in a single transaction or in a series of related transactions unless (i) such merger, consolidation, sale, transfer or disposition is made with respect to another corporation incorporated and doing business primarily within the United States of America which shall expressly assume, in form and substance reasonably satisfactory to the Required Lenders, the obligations of Weyerhaeuser under the Loan Documents and Weyerhaeuser’s Loans, and (ii) immediately after giving effect to such merger, consolidation, sale, transfer or disposition, no Default or Event of Default hereunder shall have occurred and be continuing.

(d) Debt Ratio. Permit Total Funded Indebtedness to exceed (i) on or after the Closing Date, 72% of the sum of Weyerhaeuser’s Total Adjusted Shareholders’ Interest and Total Funded Indebtedness, (ii) on or after December 31, 2003, 69% of such sum, and (iii) on or after June 30, 2005, 65% of such sum.

(e) Net Worth. At any time permit Weyerhaeuser’s Total Adjusted Shareholders’ Interest to be less than $4,955,000,000.

(f) Change in Business. Engage in, or permit any Restricted Subsidiary to engage in, any material business activities or operations substantially different from, or unrelated to, the business activities and operations conducted by it as of the date hereof, except for reasonable extensions, developments and modifications thereof.

          Section 6.02 Covenants with respect to WRECO. WRECO covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, either directly or indirectly:

(a) Capital Base. Have a Capital Base less than $100,000,000.

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(b) Limitation on Indebtedness. Create, issue, guarantee, assume or otherwise become liable, directly or indirectly, or permit any of its Restricted Subsidiaries to create, issue, guarantee, assume or otherwise become liable, directly or indirectly, in respect of any (i) Senior Debt of WRECO or Indebtedness of any of its Restricted Subsidiaries if, immediately after giving effect to the incurrence thereof and to the application of the proceeds thereof, the aggregate principal amount of all consolidated Senior Debt of WRECO and its Restricted Subsidiaries then outstanding would exceed 80% of the sum of (x) the Capital Base plus (y) the aggregate principal amount of Senior Debt of WRECO and its Restricted Subsidiaries then outstanding; or (ii) Subordinated Debt of WRECO if, immediately after giving effect to the incurrence thereof and to the application of the proceeds thereof, the aggregate principal amount of Subordinated Debt of WRECO then outstanding would exceed 100% of Adjusted Net Worth. For purposes of this Section and Section 6.02(c), Indebtedness of a Person which becomes a Restricted Subsidiary on any date shall be deemed to have been issued or incurred as of such date.

(c) Limitation on Mortgages and Liens. Create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income or profits thereof, or permit any of its Restricted Subsidiaries to do any of the foregoing, except:

(i) liens, charges, encumbrances and priority claims incidental to the conduct of the business or the ownership of properties and assets (including warehousemen’s, attorneys’ and statutory landlords’ liens) and liens, pledges or deposits in connection with workmen’s compensation, unemployment insurance, old age benefit or social security obligations, taxes, assessments, statutory obligations or other similar charges, liens of contractors, mechanics and materialmen, good faith deposits in connection with tenders, contracts or leases to which WRECO or any of its Restricted Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with the borrowing of money, easements, rights of way, restrictions and other similar encumbrances that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or substantially interfere with the ordinary conduct of WRECO’s business; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings;

(ii) provided that no Default or Event of Default has occurred and is continuing, the pledge of assets for the purpose of securing any appeal or stay or discharge in the course of any legal proceeding and liens on or resulting from judgments or awards in respect of which WRECO or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceeding for review;

(iii) mortgages, liens or security interests existing as of the date of this Agreement securing obligations of WRECO or any of its Restricted Subsidiaries outstanding on such date and all renewals, extensions or refundings thereof

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(without increase in the principal amount remaining unpaid at the time of any such renewal, extension or refunding);

(iv) mortgages, liens or security interests securing Indebtedness of a Restricted Subsidiary of WRECO to another Restricted Subsidiary of WRECO or to WRECO;

(v) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including financing leases), in addition to those permitted under subparagraphs (iii), (iv), (vi) and (vii) hereof, given to secure the payment of the purchase price incurred in connection with the acquisition of property useful and intended to be used in carrying on the business of WRECO or any of its Restricted Subsidiaries, and liens existing on such property at the time of acquisition thereof or at the time of acquisition by WRECO or a Restricted Subsidiary of any Person then owning such property whether or not such existing liens were given to secure the payment of the purchase price of the property to which they attach; provided that the lien or charge shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon;

(vi) mortgages, security interests and other encumbrances or liens on Real Estate Assets, incurred or created in the ordinary course of the business of WRECO and its Restricted Subsidiaries; provided that the aggregate principal amount of all Indebtedness so secured and at any one time outstanding shall not exceed 10% of the Capital Base at such time; and

(vii) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including financing leases), in addition to those specifically permitted by foregoing subparagraphs (i) through (vi) hereof, given to secure the payment of Senior Debt of WRECO or any of its Restricted Subsidiaries, and any renewal, extension or refunding of any such Senior Debt; provided that the aggregate principal amount of all Senior Debt of WRECO and its Restricted Subsidiaries so secured and at any one time outstanding shall not exceed 10% of the Capital Base at such time.

In the event that any property is subjected to a lien or other encumbrance in violation of this Section 6.02(c), WRECO will make or cause to be made effective provision whereby the Loans shall be secured equally and ratably with all other obligations secured thereby (provided, however, that such violation shall constitute a default under this Agreement whether or not such provision is made) and, if such provision is not made, an equitable lien, so equally and ratably securing the Loans, shall (to the extent permitted by law) exist on such property.

(d) Limitation on Mergers and Consolidations. Be a party to any merger or consolidation unless (i) WRECO or a Weyerhaeuser Subsidiary (as defined below) having substantially all of its assets and doing business primarily in the United States of America shall be the surviving or resulting corporation of any such merger or

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consolidation and immediately after giving effect to any such merger or consolidation such successor corporation, whether or not WRECO, shall be entitled to incur at least $1 of additional Senior Debt under Section 6.02(b); (ii) if the surviving or resulting corporation is not WRECO, the surviving or resulting corporation shall be a Weyerhaeuser Subsidiary incorporated within the United States of America and shall expressly assume the obligations of WRECO under this Agreement and the other Loan Documents to which it is a party by supplemental agreement reasonably satisfactory to the Administrative Agent; (iii) immediately after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and (d) WRECO shall have delivered to the Administrative Agent a certificate signed by two of WRECO’s officers stating that such merger or consolidation and, if a supplemental agreement is required in connection therewith as aforesaid, such supplemental agreement comply with the provisions described in this paragraph. Upon the consummation of any merger or consolidation in which the surviving or resulting corporation is not WRECO in accordance with the foregoing provisions, the surviving or resulting corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all of the obligations of, WRECO under this Agreement and the other Loan Documents to which it is a party, with the same effect as if it had been named as WRECO therein. As used in this paragraph, the term “Weyerhaeuser Subsidiary” means a corporation at least 79% of whose issued and outstanding shares of capital stock at the time outstanding and having ordinary voting power for the election of a majority of the directors of such corporation shall be owned and controlled by Weyerhaeuser or a wholly owned Subsidiary of Weyerhaeuser.

(e) Limitation on Sale of Assets. Sell, transfer or otherwise dispose of all or substantially all of its properties and assets in a single transaction or in a series of related transactions unless (i) the consideration received therefor shall consist of cash, securities or other properties having an aggregate fair value (as determined in good faith by the Board of Directors of WRECO) equal to not less than the aggregate fair value (as determined in good faith by the Board of Directors of WRECO) of the properties and assets so sold, transferred or otherwise disposed of; (ii) immediately after giving effect thereto WRECO shall be entitled to incur at least $1 of additional Senior Debt under Section 6.02(b); (iii) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (iv) WRECO shall have delivered to the Administrative Agent a certificate signed by two of WRECO’s officers stating that such transaction complies with the provisions described in this paragraph.

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ARTICLE VII

EVENTS OF DEFAULT

            Section 7.01 Events of Default. In case of the happening of any of the events under Sections 7.01(a) through 7.01(l) below (an “Event of Default”):

(a) default shall be made in the payment by a Borrower of any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment by a Borrower of any interest on any Loan or any Fee or any other amount (other than an amount referred to in Section 7.01(a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by a Borrower in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d) default shall be made in the due observance or performance by a Borrower or any of its Subsidiaries (or its respective Restricted Subsidiaries, if such covenant, condition or agreement applies only to Restricted Subsidiaries) of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by a Borrower or any of its Subsidiaries (or its Restricted Subsidiaries, if such covenant, condition or agreement applies only to Restricted Subsidiaries) of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01(a), 7.01(b), 7.01(c) or 7.01(d)) and such default shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent or any Lender to such Borrower;

(f) a Borrower or any of its Restricted Subsidiaries shall (i) fail to pay, when and as the same shall become due and payable (and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument related to such Indebtedness) any principal or interest, regardless of amount, due in respect of Indebtedness in an aggregate principal amount in excess of $100,000,000, or (ii) fail to observe or perform any other terms, covenants, conditions or agreements contained in any agreements or instruments evidencing or governing Indebtedness in an aggregate principal amount in excess of $100,000,000 (and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument related to such Indebtedness), if the effect of any failure or failures referred to in this Section 7.01(f)(ii) is to cause or permit the holder or holders of such Indebtedness or a trustee on its or their

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behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Borrower or any of its Restricted Subsidiaries, or of a substantial part of the property or assets of such Borrower or any of its Restricted Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any of its Restricted Subsidiaries or for a substantial part of the property or assets of such Borrower or any of its Restricted Subsidiaries or (iii) the winding-up or liquidation of such Borrower or any of its Restricted Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) a Borrower or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any of its Restricted Subsidiaries or for a substantial part of the property or assets of such Borrower or any of its Restricted Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against a Borrower or any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of such Borrower or any of its Restricted Subsidiaries to enforce any such judgment;

(j) any Plan shall fail to satisfy the minimum funding standard required for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, or Weyerhaeuser has incurred or is likely to incur a liability to or on account of a Plan under Sections 409, 502(i), 502(l), or 515 of ERISA or Section 4975 of the Code, or Weyerhaeuser or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Sections 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA; and there shall result from any such event or events referred to in this Section 7.01(j) the imposition of a lien upon the assets of Weyerhaeuser

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or any ERISA Affiliate, the granting of a security interest, a liability or a material risk of incurring a liability to the PBGC or the Internal Revenue Service or a Plan or a trustee appointed under ERISA or a liability or a material risk of incurring a liability under Sections 409, 502(i) or 502(l) of ERISA or under Sections 4971 or 4975 of the Code; which, in the good faith determination of the Required Lenders, will have a Material Adverse Effect;

(k) there shall have occurred a Change in Control of a Borrower; or

(l) the OCBM Agreement shall cease, for any reason, to be in full force and effect, or Weyerhaeuser shall contest the validity or enforceability thereof or otherwise fail to comply with its obligations thereunder;

then, and in every such event (other than an event with respect to a Borrower described in Section 7.01(g) or 7.01(h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments of the Lenders, (ii) declare the Loans then outstanding to the Borrowers to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to a Borrower described in Sections 7.01(g) or 7.01(h) above, the Commitments of the Lenders shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

          Section 8.01 The Administrative Agent. In order to expedite the transactions contemplated by this Agreement, JPMorgan Chase Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders, and each assignee thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto.

          The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, all payments of

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principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give prompt notice on behalf of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute promptly to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such to any Lender for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for (i) the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements or (ii) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders or the Lenders, as the case may be, and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed to be made by the proper Person, and shall not incur any liability for relying thereon.

          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The foregoing shall not limit the obligations of JPMorgan Chase Bank (or its successors and assigns) in its capacity as Lender hereunder. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The exculpatory provisions of this Article VIII shall apply to any such agent or employee, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Lenders hereby acknowledge that (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders or the Lenders, as the case may be, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent.

          Each of the Lenders agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all losses, claims, damages, liabilities and related expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall

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be liable to the Administrative Agent for any portion of such losses, claims, damages, liabilities and related expenses resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees, or agents.

          Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          Section 8.02 Other Agents. Each of the Lenders and each of the Borrowers acknowledges (A) that each of the Lead Arrangers, the Joint Book Runners, the Syndication Agent and the Co-Documentation Agents, in their capacity as, respectively, Lead Arranger, Joint Book Runner, Syndication Agent and the Co-Documentation Agent, do not have any responsibility or liability hereunder, and (B) that the titles “Lead Arranger,” “Joint Book Runner,” “Syndication Agent” and “Co-Documentation Agent” are purely honorary in nature.

ARTICLE IX

MISCELLANEOUS

          Section 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address specified below, or such other address as such party shall hereafter have specified by written notice to the Administrative Agent and the Borrowers:

(a) if to a Borrower by hand or courier service, to such Borrower at 33663 Weyerhaeuser Way South, Federal Way, Washington, or by facsimile to (253) 924-3543, in each case to the Attention of Vice President and Treasurer with a copy to Secretary;

(b) if to the Administrative Agent or a Lender, to it at its address (or telecopy number) set forth in Schedule 9.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan

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Document shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments hereunder have not been terminated.

          Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, each Lender, and their respective successors and assigns, except that, other than as provided in Section 6.01(c) and Section 6.02(d), neither Borrower shall have the right to assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

          Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than as provided in Section 6.01(c) and Section 6.02(d), neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrowers and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of a Borrower otherwise required under this paragraph shall not be required if a Default or Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under

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this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, if any, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.08(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though

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it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, any notes held by it pursuant to Section 2.05(e)) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, without notice to, or consent of the Borrower or the Administrative Agent, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Weyerhaeuser authorizes each Lender to disclose to any Participant or assignee and any prospective Participant or assignee any and all financial information in such Lender’s possession concerning Weyerhaeuser or any Subsidiary of Weyerhaeuser which has been delivered to such Lender by a Borrower in connection with such Lender’s credit evaluation of a Borrower prior to entering into this Agreement; provided that such Participant or assignee or prospective Participant or assignee agrees to treat any such information which is not public as confidential in accordance with the terms of the Agreement.

          Section 9.05 Expenses; Indemnity. (a) The Borrowers jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made, including the fees and disbursements of Shearman & Sterling, special counsel for the Administrative Agent, and, in connection with any such amendment, modification or waiver made in connection with any such enforcement or protection, the fees and disbursements of any other counsel for the Administrative Agent or any Lender. The Borrowers further agree jointly and severally that they shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

          (b) Each Borrower will indemnify the Administrative Agent, each Lender, and its directors, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery by such Borrower of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto

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of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans by such Borrower or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with Weyerhaeuser with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent reasonably practicable and not disadvantageous to any Indemnitee, it is anticipated that a single counsel selected by Weyerhaeuser may be used. Settlement of any claim or litigation involving any material indemnified amount will require the approval of Weyerhaeuser (not to be unreasonably withheld).

          (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          Section 9.06 Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to such Borrower (any such notice being expressly waived by such Borrower), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any of its respective Affiliates to or for the credit or the account of such Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 9.07 Applicable Law. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER OF THE PARTIES HERETO AND THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are

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cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the scheduled payment of any principal of or interest on, any Loan, or waive or excuse any such scheduled payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change the Commitment or decrease or extend any date for the payment of the Facility Fees, Utilization Fees or Term-Out Premium of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14, the provisions of Section 2.19, the provisions of this Section 9.08 or the definition of “Termination Date” or “Required Lenders,” without prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08, and any consent by any Lender pursuant to this Section 9.08 shall bind any person subsequently acquiring a Loan from it.

          Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the “Charges”), as provided for herein or in any other Loan Document, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable with respect to each Loan owing to each Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          Section 9.10 Entire Agreement. This Agreement and the other Loan Documents and the letter agreements referred to in Section 2.04(b) (with respect to the payment of fees only) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

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AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          Section 9.14 Headings. The cover page, the Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          Section 9.15 Jurisdiction; Consent to Service of Process. (a) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or its properties in the courts of any jurisdiction.

          (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court located in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent

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permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each of the Borrowers hereby irrevocably designates, appoints and empowers CT Corporation System, Inc. presently located at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and attorney-in-fact to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and attorney-in-fact shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and attorney-in-fact in New York City on the terms and for purposes of this provision satisfactory to the Administrative Agent. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.16 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, subsidiary or Affiliate of such Lender.

          Section 9.17 Restricted and Unrestricted Subsidiaries. (a) Set forth on Schedule 3.08 Part I is a list of all of the Restricted Subsidiaries and Unrestricted Subsidiaries of Weyerhaeuser as of the Closing Date.

          (b) Set forth on Schedule 3.08 Part II is a list of all of the Restricted Subsidiaries and Unrestricted Subsidiaries of WRECO as of the Closing Date.

          (c) After the Closing Date, a Financial Officer of Weyerhaeuser may, provided that no Default or Event of Default has occurred and is continuing, designate a Restricted Subsidiary as an Unrestricted Subsidiary by notice sent to all of the Lenders, provided that (i) no such designation shall be effective unless immediately after giving effect thereto there would exist no Default or Event of Default; (ii) any such designation shall be effective not less than five Business Days after written notice thereof shall have been provided to each Lender; and (iii) upon such designation, Schedule 3.08 Part I shall be deemed to be amended to reflect such designation. Any Person that becomes a Subsidiary (by formation, acquisition, merger or otherwise) after the Closing Date shall automatically be deemed to be a Restricted Subsidiary of Weyerhaeuser as of the date it becomes a Subsidiary unless designated as an Unrestricted Subsidiary pursuant to the terms hereof.

          (d) After the Closing Date, a Financial Officer of Weyerhaeuser may, provided that no Default or Event of Default has occurred and is continuing, designate an Unrestricted Subsidiary as a Restricted Subsidiary by notice sent to all of the Lenders, provided that (w) no such designation shall be effective unless immediately after giving effect thereto there would exist no Default or Event of Default; (x) no such designation shall be effective unless immediately after giving effect thereto Weyerhaeuser is in compliance with Sections 6.01(d) and 6.01(e); (y) any such designation shall be effective not less than five Business Days after written notice thereof shall have been provided to each Lender; and (z) upon

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such designation, Schedule 3.08 Part I shall be deemed to be amended to reflect such designation.

          (e) After the Closing Date, any Subsidiary of WRECO (i) which is organized and existing under the laws of the United States or any state of the United States, Puerto Rico or the Dominion of Canada or any province thereof and (ii) of which substantially all of the physical properties are located, and substantially all of the business is carried on, in the United States of America, Puerto Rico or Canada may, provided that no Default or Event of Default has occurred and is continuing, be designated as a Restricted Subsidiary by WRECO, subject to the limitations described in Subsection 9.17(f) below. Any Person that becomes a Subsidiary of WRECO (by formation, acquisition, merger or otherwise) after the Closing Date shall automatically be deemed to be an Unrestricted Subsidiary of WRECO as of the date it becomes a Subsidiary unless designated as a Restricted Subsidiary pursuant to the terms hereof.

          (f) After the Closing Date, Weyerhaeuser may, provided that no Default or Event of Default has occurred and is continuing, cause a Financial Officer of WRECO to designate an Unrestricted Subsidiary as a Restricted Subsidiary by notice sent to all of the Lenders, provided that (v) such Subsidiary satisfies the requirements of Subsection 9.17(e) above; (w) no such designation shall be effective unless immediately after giving effect thereto there would exist no Default or Event of Default; (x) WRECO could incur at least $1 of additional Senior Debt under Subsection 6.02(b); (y) any such designation shall be effective not less than five Business Days after written notice thereof shall have been provided to each Lender; and (z) upon such designation, Schedule 3.08 Part II shall be deemed to be amended to reflect such designation.

          (g) After the Closing Date, Weyerhaeuser may, provided that no Default or Event of Default has occurred and is continuing, cause a Financial Officer of WRECO to designate a Restricted Subsidiary as an Unrestricted Subsidiary by notice sent to all of the Lenders, provided that (v) no such designation shall be effective unless immediately after giving effect thereto there would exist no Default or Event of Default; (w) WRECO could incur at least $1 of additional Senior Debt under Subsection 6.02(b); (x) the aggregate amount of Real Estate Assets owned by all Subsidiaries of WRECO, determined on a consolidated basis, which have been or are to be, as the case may be, designated as Unrestricted Subsidiaries during the 365 consecutive days ending on and including the effective date of such proposed designation, shall not exceed 15% of the aggregate amount of Real Estate Assets owned by WRECO and its Restricted Subsidiaries as of the beginning of such 365 day period; (y) any such designation shall be effective not less than five Business Days after written notice thereof shall have been provided to each Lender; and (z) upon such designation, Schedule 3.08 Part II shall be deemed to be amended to reflect such designation.

[Signatures follow.]

64

     IN WITNESS WHEREOF, the Borrowers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEYERHAEUSER COMPANY, as Borrower,

By:	/s/ Jeffrey W. Nitta

	Name:	Jeffrey W. Nitta
	Title:	Vice President/Treasurer

WEYERHAEUSER REAL ESTATE COMPANY,
as Borrower,

By:	/s/ Jeffrey W. Nitta

	Name:	Jeffrey W. Nitta
	Title:	Vice President/Treasurer

JPMORGAN CHASE BANK,
as Administrative Agent and as Lender,

By:	/s/ William P. Rindfuss

	Name:	William P. Rindfuss
	Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent and as Lender,

By:	/s/ Todd Vannucci

	Name:	Todd Vannucci
	Title:	Executive Director

THE BANK OF TOKYO-MITSUBISHI, LTD., SEATTLE BRANCH,
as Co-Documentation Agent and as Lender,

By:	/s/ Junji Ban

	Name:	Junji Ban
	Title:	General Manager, Northwest Group

DEUTSCHE BANK SECURITIES INC.,
as Co-Documentation Agent,

By:	/s/ Christian Dallwitz

	Name:	Christian Dallwitz
	Title:	Director

By:	/s/ Oliver Schwarz

	Name:	Oliver Schwarz
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:	/s/ Christian Dallwitz

	Name:	Christian Dallwitz
	Title:	Director

By:	/s/ Oliver Schwarz

	Name:	Oliver Schwarz
	Title:	Vice President

CITICORP USA, INC.,
as Lender

By:	/s/ David L. Harris

	Name:	David L. Harris
	Title:	Vice President

By:

Name:
Title:

CITICORP USA, INC.,
as Lender

By:	/s/ William Timmons

	Name:	William Timmons
	Title:	Vice President

By:

Name:
Title:

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Chris Abe

	Name:	Chris Abe
	Title:	Manager

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Patrick G. Horne

	Name:	Patrick G. Horne
	Title:	Director

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Thomas R. Sullivan

	Name:	Thomas R. Sullivan
	Title:	Vice President

CIBC INC.,
as Lender

By:	/s/ Geraldine Kerr

	Name:	Geraldine Kerr
	Title:	Executive Director CIBC World Markets Corp. As Agent

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Dorothy G.W. Brailer

	Name:	Dorothy G.W. Brailer
	Title:	Vice President

WACHOVIA BANK N.A.,
as Lender

By:	/s/ Shawn Janko

	Name:	Shawn Janko
	Title:	Vice President

NORTHWEST FARM CREDIT SERVICES, PCA,
as Lender

By:	/s/ Jim D. Allen

	Name:	Jim D. Allen
	Title:	Sr. Vice President

SUMITOMO MITSUI BANKING CORPORATION
(formerly know as The Sumitomo Bank, Limited), as Lender

By:	/s/ Al Galluzzo

	Name:	Al Galluzzo
	Title:	Senior Vice President

CAJA MADRID, as Lender

By:	/s/ Jose Luis Garcia

	Name:	Jose Luis Garcia
	Title:	Global Head of Origination and Syndication

By:	/s/ Pedro Lalanda

	Name:	Pedro Lalanda
	Title:	Corporate Director

FARM CREDIT SERVICES OF AMERICA, PCA,
as Lender

By:	/s/ Steven L. Moore

	Name:	Steven L. Moore
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ James R. Farmer

	Name:	James R. Farmer
	Title:	Vice President

THE NORTHERN TRUST COMPANY,
as Lender

By:	/s/ Melissa A. Whitson

	Name:	Melissa A. Whitson
	Title:	Vice President

COBANK, ACB,
as Lender

By:	/s/ S. Richard Dill

	Name:	S. Richard Dill
	Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISIN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH
as Lender

By:	/s/ Edward J. Pevser

	Name:	Edward J. Pevser
	Title:	Managing Director

By:	/s/ Jessalyn Peters

	Name:	Jessalyn Peters
	Title:	Executive Director

KBC BANK, N.V.,
as Lender

By:	/s/ Robert Snauffer

	Name:	Robert Snauffer
	Title:	First Vice President

By:	/s/ Eric Raskin

	Name:	Eric Raskin
	Title:	Vice President

REGIONS BANK,
as Lender

By:	/s/ Mark Burr

	Name:	Mark Burr
	Title:	VP Corp. Banking

WELLS FARGO BANK, N.A.,
as Lender

By:	/s/ Steven J. Anderson

	Name:	Steven J. Anderson
	Title:	Senior Vice President

WESTPAC BANKING CORPORATION,
as Lender

By:	/s/ Anthony Matthews

	Name:	Anthony Matthews
	Title:	Vice President

AGFIRST FARM CREDIT BANK,
as Lender

By:	/s/ John W. Burnside

	Name:	John W. Burnside
	Title:	Vice-President

MELLON BANK, N.A.,
as Lender

By:	/s/ Lawrence C. Ivey

	Name:	Lawrence C. Ivey
	Title:	First Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
as Lender

By:	/s/ Damodar Menon

	Name:	Damodar Menon
	Title:	First Vice President

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA dba FCS COMMERCIAL FINANCE GROUP,
as Lender

By:	/s/ Warren Shoen

	Name:	Warren Shoen
	Title:	Vice President

CHIAO TUNG BANK CO. LTD. NEW YORK AGENCY,
as Lender

By:	/s/ Chun-Kai Hu

	Name:	Chun-Kai Hu
	Title:	Deputy General Manager

EXHIBIT A

FORM OF REVOLVING BORROWING REQUEST

JPMorgan Chase Bank, as Administrative Agent for
the Lenders referred to below,
270 Park Avenue
New York, New York 10017

[Date]

Attention: [_________]

Ladies and Gentlemen:

          The undersigned, [Weyerhaeuser Company][Weyerhaeuser Real Estate Company] (the “Borrower”), refers to the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003 (as it may hereafter be amended, modified, extended or restated from time to time, the “Credit Agreement”), among the Borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.02(e) of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing[1]

(C)	Interest rate basis[2]

(D)	Interest Period and the last day thereof[3]

[1] Not less than $25,000,000 and in integral multiples of $1,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Commitments) or greater than the Total Commitment then available.

[2]	Eurodollar Loan or Base Rate Loan.

[3]	Which shall be subject to the definition of “Interest Period” and end not later than the then existing Termination Date.

A-1

Upon acceptance of any or all of the Revolving Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

Very truly yours,

[WEYERHAEUSER COMPANY], as Borrower,

[WEYERHAEUSER REAL ESTATE COMPANY], as Borrower,

By
Name:
Title: [Responsible Officer]

A-2

EXHIBIT B

FORM OF ADMINISTRATIVE QUESTIONNAIRE

JPMorgan Chase Bank
1 Chase Manhattan Plaza - 8th Floor
New York, NY 10081
Tel: 212-552-7400
Fax: 212-552-5662

WEYERHAEUSER COMPANY

Please accurately complete the following information and return via FAX or e-mail to the attention of Maggie Swales at JPMorgan Chase Bank as soon as possible.

TEL Number: 212-552-7472    FAX Number: 212-552-5662    E-mail:maria.m.swales@jpmorgan.com

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:

NUMBER OF LINES NEEDED FOR SIGNATURE PAGE:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City State, Zip Code

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

CONTACTS/NOTIFICATION METHOD:

CREDIT CONTACTS:
Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

E-mail Address:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

E-mail Address:

B-1

TAX WITHHOLDING:

Non Resident Alien       Y        N
If yes:

•	What is the country of incorporation or organization?

•	Tax Form W-8BEN or W-8ECI should be enclosed as per the Tax Section of the referenced Credit Agreement. Failure to properly complete and return the applicable form will subject your institution to withholding tax.

If no:

•	Please submit Tax Form W-9

Lender’s Tax Identification Number:

CONTACTS/NOTIFICATION METHOD:
ADMINISTRATIVE CONTACTS — BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact Name:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

E-mail Address:

BID LOAN NOTIFICATION: (if applicable)

Contact Name:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

E-mail Address:

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account: (if applicable)

Account Number:

Additional Information:

MAILINGS

Please specify who should receive financial information:

Contact Name:

Street Address:

City, State, Zip Code:

It is very important that all of the above information is accurately filled in and returned promptly. If you have any questions, please call Maggie Swales at Loan & Agency Services at 212-552-7472.

B-2

EXHIBIT C

[FORM OF]
ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003 (the “Credit Agreement”), among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company (“WRECO,” together with Weyerhaeuser, the “Borrowers” and each, individually, a “Borrower”), the lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents. Terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the Schedule attached hereto, the interests set forth on the Schedule attached hereto (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby agrees to be bound by Section 9.04 of the Credit Agreement, a copy of which has been received by each such party and the Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any lien or adverse claim. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

EXHIBIT C

The terms set forth above and on the reverse side hereof are hereby agreed to:	Accepted[1]
, as Assignor,	JPMORGAN CHASE BANK, as
Administrative Agent,

By:	By:

Name:	Name:
Title:	Title:

, as Assignee,	[WEYERHAEUSER COMPANY], as
Borrower,

By:	By:

Name:	Name:
Title:	Title:

[WEYERHAEUSER REAL ESTATE
COMPANY], as Borrower,

By:

Name:
Title:

[1]	To be completed only if consents are required under Section 9.04.

EXHIBIT C
Schedule to Assignment and Acceptance

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment,
unless waived by the Administrative Agent):

Percentage Assigned of
Commitment thereunder (set
forth, to at least 8
decimals) as
a percentage of the aggregate
Commitments of all Lenders
Facility	Principal Amount Assigned	thereunder

Loans:	$	%
Commitments:	$	%
Fees Assigned (if any):	$	%

EXHIBIT D-1

FORM OF CERTIFICATION OF FINANCIAL STATEMENTS FOR WEYERHAEUSER

          This is to certify that the consolidated statements attached hereto required by Section 5.04 of the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003 by and among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, the Lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent for the Lenders, Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents (the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement), fairly present the financial position and results of operations of Weyerhaeuser Company and its consolidated Subsidiaries as of                          , 200     and for the period then ended on a consolidated basis in accordance with GAAP consistently applied except as noted therein.

Dated: ______________, 200_

WEYERHAEUSER COMPANY,

By

Name:
Title:

D-1-1

EXHIBIT D-2

FORM OF CERTIFICATION OF FINANCIAL STATEMENTS FOR WRECO

          This is to certify that the consolidated statements attached hereto required by Section 5.04 of the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003 by and among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, the Lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent for the Lenders, Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents (the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement), fairly present the financial position and results of operations of Weyerhaeuser Real Estate Company and its consolidated Subsidiaries as of                          , 200    and for the period then ended on a consolidated basis in accordance with GAAP consistently applied except as noted therein.

Dated: ______________, 200_

WEYERHAEUSER REAL ESTATE COMPANY,

By

Name:
Title:

D-2-1

EXHIBIT D-3

FORM OF COMPLIANCE CERTIFICATE FOR WEYERHAEUSER

THE UNDERSIGNED HEREBY CERTIFY THAT:

(i) We are the duly elected and of Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”);

(ii) We have reviewed the terms of the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March , 2003, by and among Weyerhaeuser, WRECO, the Lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent for the Lenders, Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents (the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement), and we have made, or have caused to be made under our supervision, a detailed review of the transactions and conditions of Weyerhaeuser and its Subsidiaries during the accounting period covered by the attached financial statements; and

(iii) [No Event of Default or Default has occurred.] [An Event of Default or Default has occurred. [If so, specify the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.]]

          Describe below (or in a separate attachment to this Officers’ Certificate) the exceptions, if any, to paragraph (iii) by listing, in detail, the nature of the condition or event and the period during which it has existed:

          The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Officers’ Certificate in support hereof, are made and delivered this      day of                    , 200     pursuant to Subsection 5.04(c) of the Credit Agreement.

Dated:______________, 200_	WEYERHAEUSER COMPANY,

By

Name:
Title:

By

Name:
Title:

D-3-1

ATTACHMENT NO. 1 TO
COMPLIANCE CERTIFICATE FOR WEYERHAEUSER

WEYERHAEUSER COMPANY AND RESTRICTED SUBSIDIARIES

COMPLIANCE WITH COVENANTS
AS OF                          , 200
($000’s Omitted Except Ratio Amounts)

     Section 6.01(d) - Debt Ratio as of                     , 200

1.	Total Funded Indebtedness:

a.	Short Term Indebtedness (inclusive of Notes Payable and Commercial Paper)

b.	Current Maturities of Long Term Indebtedness and Capital Lease Obligations

c.	Long Term Indebtedness:

(1)	Senior Long Term Indebtedness

(2)	Capital Lease Obligations

(3)	Subordinated Indebtedness

Total Long Term Indebtedness (1+2+3)

d.	Indebtedness of Unrestricted Subsidiaries

e.	Indebtedness of WRECO and its consolidated Subsidiaries

Total Funded Indebtedness (a+b+c-d-e)

2.	Total Adjusted Shareholders’ Interest:

f.	Preferred, Preference and Common Shares

g.	Other Capital and Retained Earnings (plus or minus)

h.	Treasury Stock

i.	Investments in Unrestricted Subsidiaries

j.	Investments by Weyerhaeuser and its consolidated Subsidiaries in WRECO and its consolidated Subsidiaries

Total Adjusted Shareholders’ Interest (f+g-h-i-j)

3.	Total Capitalization (1+2)

4.	Actual Debt Ratio (1/3)

Required Debt Ratio	[72, if on or after the Closing Date]
[69, if on or after 12/31/03]%

Section 6.01(e) – Net Worth as of                      , 200

D-3-2

Total Adjusted Shareholders’ Interest (See item 2 above)
Required Total Adjusted Shareholders’ Interest $[              ]

D-3-3

EXHIBIT D-4

FORM OF COMPLIANCE CERTIFICATE FOR WRECO

THE UNDERSIGNED HEREBY CERTIFY THAT:

(i) We are the duly elected and of Weyerhaeuser Real Estate Company, a Washington corporation (“WRECO”);

(i) We have reviewed the terms of the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March , 2003, by and among Weyerhaeuser, WRECO, the Lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent for the Lenders, Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents (the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement), and we have made, or have caused to be made under our supervision, a detailed review of the transactions and conditions of WRECO and its Subsidiaries during the accounting period covered by the attached financial statements; and

(ii) [No Event of Default or Default has occurred.] [An Event of Default or Default has occurred. [If so, specify the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.]]

          Describe below (or in a separate attachment to this Officers’ Certificate) the exceptions, if any, to paragraph (iii) by listing, in detail, the nature of the condition or event and the period during which it has existed:

D-4-1

          The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Officers’ Certificate in support hereof, are made and delivered this       day of                    , 200    pursuant to Subsection 5.04(c) of the Credit Agreement.

Dated: _____________, 200_	WEYERHAEUSER REAL ESTATE COMPANY,

By

Name:
Title:

By

Name:
Title:

D-4-2

ATTACHMENT NO. 1 TO
COMPLIANCE CERTIFICATE FOR WEYERHAEUSER REAL ESTATE COMPANY

WEYERHAEUSER REAL ESTATE COMPANY AND RESTRICTED SUBSIDIARIES

COMPLIANCE WITH COVENANTS
AS OF                                   , 200
($000’s Omitted)

Section 6.02(a) - Capital Base as of

1. Adjusted Net Worth:

a. Capital Stock (less treasury stock)

b. Surplus and Retained Earnings

c. Intangible Assets

d. Minority Interests

e. Investments in Unrestricted Subsidiaries

f. Investments in joint ventures, partnerships, etc.

Adjusted Net Worth (a+b-c-d-e-f)

2. WRECO/Weyerhaeuser Subordinated Debt:

a. Subordinated Promissory Notes issued to Weyerhaeuser Company

3. Capital Base (1 + the lesser of 1 and 2)

Required Capital Base	$100,000

D-4-3

EXHIBIT E

FORM OF SUBORDINATED DEBT

WEYERHAEUSER REAL ESTATE COMPANY

Subordinated Promissory Note

$                            ,

          FOR VALUE RECEIVED, the undersigned, WEYERHAEUSER REAL ESTATE COMPANY, a Washington corporation (the “Company”), promises to pay to WEYERHAEUSER COMPANY, on                    ,             , at the office of the Company in Federal Way, Washington, the principal sum of                           ($            ) and to pay interest on the unpaid balance of such principal sum at said office at the rate of             percent (     %) per annum from the date hereof, payable monthly on the last day of each month in each year, until said principal sum is fully paid.

          This Note is one of a series of Subordinated Promissory Notes of the Company, all of which are identical except as to date, amount and maturity date, from time to time issued and sold by the Company to Weyerhaeuser Company; this Note and said subordinated Promissory Notes are hereinafter sometimes collectively referred to as “Subordinated Notes”.

          Subject to the following provisions hereof, this Note may be prepaid at any time by the Company without premium.

          Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note and all other Subordinated Notes shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all other indebtedness of the Company for money borrowed (including, without limiting the generality of the foregoing, (i) its Medium-Term Notes, Series A (the “Series A Medium-Term Notes”), issued and to be issued from time to time under the Agency Agreement dated as of May 29, 1992 between the Company, Weyerhaeuser Company and Morgan Guaranty Trust Company of New York, (ii) its Medium-Term Notes, Series B (the “Series B Medium-Term Notes”), issued and to be issued from time to time under the Agency Agreement dated as of October 29, 1992 between the Company, Weyerhaeuser Company and Morgan Guaranty Trust Company of New York, (iii) its Medium-Term Notes, Series C (the “Series C Medium-Term Notes”), issued and to be issued from time to time under the Agency Agreement dated as of October 13, 1993 between the Company, Weyerhaeuser Company and Morgan Guaranty Trust Company of New York); (iv) its Medium-Term Notes, Series D (the Series D Medium-Term Notes) issued and to be issued from time to time under the Agency Agreement dated as of April 24, 2001, between the Company, Weyerhaeuser Company, and the Chase Manhattan Bank; (v) its Loan Agreement dated November 1, 1996 among the Company, the Banks named therein and the Sumitomo Bank, New York Branch as Agent (the “Loan Agreement”), and (vi) all indebtedness and other amounts owing pursuant to the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003, (as it may be amended, modified, extended or restated

from time to time, the “364-Day Credit Agreement”), among the Company, Weyerhaeuser Company, JPMorgan Chase Bank, and the lenders referred to therein, all such indebtedness to which this Note is subordinate and junior being hereinafter referred to as “Prior Debt” and the governing loan documents being hereinafter referred to as the “Prior Debt Instruments”), as follows:

(i) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company or upon any indebtedness of the Company occurring by reason of liquidation, dissolution or other winding up of the Company or by reason of any execution, sale, receivership, insolvency or bankruptcy proceedings or other proceedings for the reorganization or readjustment of the Company or its debts or properties, then in any such event such Prior Debt shall be preferred in payment over the Subordinated Notes and such Prior Debt shall be first paid and satisfied in full, in accordance with the order of priority of payment established by any applicable provisions thereof and by any instruments whereunder any Prior Debt is issued, before any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities the payment of which is subordinated to said Prior Debt to the same extent as herein provided), shall be made on or in respect of principal or interest of the Subordinated Notes; and in any such event any such payment, dividend or distribution (other than in securities the payment of which is also subordinated as aforesaid) which shall be made upon or in respect thereof shall be paid over to the holders of such Prior Debt, pro rata, for application on such Prior Debt in accordance with the order of priority of payment established by any applicable provisions thereof and by any instrument whereunder any Prior Debt is issued, until said Prior Debt has been fully paid.

(ii) Without limiting the foregoing, during the continuance of any default in payment of principal, sinking fund, interest or premium, if any, on any Prior Debt, no payment of principal or interest shall be made on or with respect to the indebtedness evidenced by any Subordinated Note, or any renewals or extensions thereof, and the holder or holders of any Subordinated Notes shall not be entitled to receive or retain any such payment made during the continuance of any such default.

(iii) Also without limiting the foregoing, the Company shall not make, and the holder or holders of any Subordinated Notes shall not be entitled to receive or retain, any payment of principal or interest on the Subordinated Notes (whether such payment is made directly or indirectly through the redemption, purchase or other acquisition of Subordinated Notes by or for the benefit of the Company), if at the time of any such payment and after giving effect thereto, an Event of Default (as that term is defined in any of the Prior Debt Instruments), is then continuing, or if any event has occurred which, with the lapse of time or the giving of notice, or both, will become such an Event of Default under any of the Prior Debt Instruments.

(iv) No right of any present or future holder of any Prior Debt to enforce subordination as herein provided for shall at any time be breached or impaired by any failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants hereof or of said Prior Debt, regardless of any knowledge thereof that any holder of Prior Debt may have or be otherwise charged with.

Without limiting the foregoing the holder or holders of said Prior Debt may receive and hold collateral for the payment of such Prior Debt, may make substitutions and releases of collateral or any part thereof, whether or not such holder or holders receive any consideration therefor; may grant renewals or extensions of time for the payment of installments of said Prior Debt or any part thereof, and take renewal notes or other instruments to evidence the same; and no action or non-action taken or omitted to be taken in respect of the foregoing matters or any of them by any holder or holders of Prior Debt at any time or from time to time shall invalidate or impair the subordination herein provided for.

WEYERHAEUSER REAL ESTATE COMPANY,

By

Its Treasurer

EXHIBIT F

FORM OF PROMISSORY NOTE

New York, New York

[                     ,       ]

          FOR VALUE RECEIVED, [WEYERHAEUSER COMPANY, a Washington corporation] [WEYERHAEUSER REAL ESTATE COMPANY, a Washington corporation] (the “Borrower”), hereby promises to pay to the order of [                             ] (the “Lender”), at the office of JPMorgan Chase Bank (the “Agent”), at 270 Park Avenue, New York, New York 10017 on the Termination Date as defined in the Second Amended and Restated 364-Day Revolving Credit Facility Agreement dated as of March      , 2003 (as it may hereafter be amended, modified, extended or restated from time to time, the “Credit Agreement”), among the Borrower, [Weyerhaeuser Company, a Washington corporation] [Weyerhaeuser Real Estate Company, a Washington corporation], the Lenders, the Swing Line Bank and Fronting Bank named therein, JPMorgan Chase Bank, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as syndication agent and The Bank of Tokyo-Mitsubishi, Ltd. and Deutsche Bank Securities Inc., as co-documentation agents, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

          The Borrower promises to pay interest, on demand, on any overdue principal of its borrowings and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest with respect to the Borrower’s borrowings in accordance with the terms of this Note and the Credit Agreement.

          This Note is one of the promissory notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for mandatory and, in certain circumstances, optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[WEYERHAEUSER COMPANY,] [WEYERHAEUSER REAL ESTATE COMPANY,]

By

Name:
Title:

Loans and Payments

Name of
Amount				Principal	Person
and Type	Interest		Unpaid	Balance	Making
of Loan	Period	Principal	Interest	of Note	Notation

Schedule 2.01

COMMITMENTS OF THE LENDERS

Institution	Commitment

JPMorgan Chase Bank	$110,000,000
Morgan Stanley Senior Funding, Inc.	110,000,000
Bank of Tokyo-Mitsubishi, Ltd., Seattle Branch	100,000,000
Deutsche Bank AG New York Branch	100,000,000
Citicorp USA, Inc.	91,000,000
Royal Bank of Canada	91,000,000
The Bank of Nova Scotia	91,000,000
Bank of America	91,000,000
CIBC Inc.	50,000,000
PNC Bank, National Association	50,000,000
Wachovia Bank N.A	50,000,000
Northwest Farm Credit Services, PCA	31,000,000
Sumitomo Mitsui Banking Corporation	25,000,000
Caja Madrid	25,000,000
Farm Credit Services of America, PCA	20,000,000
U.S. Bank National Association	17,500,000
The Northern Trust Company	17,500,000
CoBank, ACB	17,500,000
Rabobank Nederland	17,500,000
KBC Bank, N.V	15,000,000
Regions Bank	15,000,000
Wells Fargo Bank, N.A	12,500,000
Westpac Banking Corporation	12,500,000
AgFirst Farm Credit Bank	12,500,000
Mellon Bank, N.A	10,000,000
Australia and New Zealand Banking Group Limited	7,500,000
Farm Credit Services of Minnesota Valley, PCA	5,000,000
Chiao Tung Bank Co., Ltd. New York Agency	5,000,000

Total Commitments	$1,200,000,000

Schedule 3.08 Part I

WEYERHAEUSER COMPANY AND SUBSIDIARIES

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Columbia & Cowlitz Railway Company	Washington	100
DeQueen & Eastern Railroad Company	Arkansas	100
Fisher Lumber Company	California	100
Golden Triangle Railroad	Mississippi	100
Gryphon Asset Management, Inc.	Delaware	100
Gryphon Investments of Nevada, Inc.	Nevada	100
Mississippi & Skuna Valley Railroad Company	Mississippi	100
Norpac ResourcesLLC	Delaware	100
Oregon Timber Company	Oregon	100
Investment Company of Oregon	Oregon	100
Pacific Veneer, Ltd.	Washington	100
Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100
United Structures, Inc.	California	100
Westwood Shipping Lines, Inc.	Washington	100
Weycomp Claims Management Services, Inc.	Texas	100
Weyerhaeuser Company of Nevada	Nevada	100
Weyerhaeuser Construction Company	Washington	100
Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100
Weyerhaeuser del Bajio, S.A. de C.V.	Mexico	100
Weyerhaeuser Europe Holdings	Ireland	100
Weyerhaeuser Sarasate Limited	Ireland	100
Weyerhaueser Holdings France SAS	France	100
Weyerhaeuser Mediland SAS	France	100
Weyerhaeuser Darbo SAS	France	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Weyerhaeuser Financial Services, Inc.	Delaware	100
ver Bes’ Insurance Company	Vermont	100
de Bes’ Insurance Ltd.	Bermuda	100
Weyerhaeuser Financial Investments, Inc.	Nevada	100
Trimark Development Company	California	100
WFI Servicing Company	Nevada	100
Weyerhaeuser Venture Company	Nevada	100
Las Positas Land Co.	California	100
WAMCO, Inc.	Nevada	100
Weyerhaeuser Forestlands International, Inc.	Washington	100
Weyerhaeuser International, Inc.	Washington	100
Southern Cone Timber Investors Holding Company, LLC	Delaware	100
Trus Joist SPRL	Belgium	100
Weyerhaeuser Holdings Limited	British Columbia	100
Weyerhaeuser Company Limited	Canada	100
317298 Saskatchewan Ltd.	Saskatchewan	100
488205 British Columbia Ltd.	British Columbia	90
Forest License A49782 Holdings Ltd.	British Columbia	99
MacMillan Bloedel K.K	Japan	100
MacMillan Bloedel Pembroke Limited Partnership	Ontario	100
MacMillan Guadiana, S.A. de C.V.	Mexico	100
Mid-Island Reman Inc.	British Columbia	100
Weyerhaeuser (Annacis) Limited	British Columbia	100
Weyerhaeuser Australia Pty Ltd.	Australia	100
Pine Solutions Australia Pty Limited	Australia	100
K1 Holdings Pty Limited	Australia	100
CCA Timbers (Vic) Pty Ltd.	Australia	100
Hanaki Pty Ltd.	Australia	100
Kaiyou Pty Ltd.	Australia	100
Weyerhaeuser (Barbados) SRL	Barbados	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Marlborough Capital Corp. SRL	Barbados	100
Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100
Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100
Nelson Forest Products Company	New Zealand	100
Weyerhaeuser New Zealand Inc.	New Zealand	100
Weyerhaeuser (Carlisle) Ltd.	Barbados	100
Camarin Limited	Barbados	100
Weyerhaeuser (Delta) Limited	British Columbia	100
Weyerhaeuser (Imports) Pty Limited	Australia	100
Weyerhaeuser (Ottawa) Limited	British Columbia	100
Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100
Weyerhaeuser Services Limited	British Columbia	100
Weyerhaeuser China, Ltd.	Washington	100
Weyerhaeuser (Asia) Limited	Hong Kong	100
Weyerhaeuser Japan Ltd.	Japan	100
Weyerhaeuser Japan Ltd.	Delaware	100
Weyerhaeuser Korea Ltd.	Korea	100
Weyerhaeuser, S.A.	Panama	100
Weyerhaeuser Taiwan Ltd.	Delaware	100
Weyerhaeuser International Sales Corp.	Guam	100
Weyerhaeuser (Mexico) Inc.	Washington	100
Weyerhaeuser Overseas Finance Co.	Delaware	100
Weyerhaeuser Raw Materials, Inc.	Delaware	100
Weyerhaeuser Real Estate Company*	Washington	100
Midway Properties, Inc.*	North Carolina	100
Pardee Homes *	California	100
Marmont Realty Company*	California	100
Pardee Homes of Nevada*	Nevada	100
Pardee Investment Company *	California	100
The Quadrant Corporation *	Washington	100
South Jersey Assets, Inc.*	New Jersey	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Scarborough Constructors, Inc. *	Florida	100
TMI, Inc. *	Texas	100
Weyerhaeuser Real Estate Company of Nevada *	Nevada	100
Weyerhaeuser Realty Investors, Inc. *	Washington	100
Winchester Homes, Inc.*	Delaware	100
Weyerhaeuser Real Estate Development Company	Washington	100
Weyerhaeuser Sales Company	Nevada	100
Weyerhaeuser Servicios, S.A. de C.V.	Mexico	100
Weyerhaeuser USA LLC	Delaware	100
American Cemwood Corporation	Oregon	100
MB Administrative Services Inc.	Delaware	100
Willamette Mexican Holding Company	Oregon	100
Wilton Connor LLC	North Carolina	100
Wilton Connor Packaging International Limited	Hong Kong	100
The Wray Company	Arizona	100

* Unrestricted Subsidiary

Schedule 3.08 Part II

WEYERHAEUSER REAL ESTATE COMPANY AND SUBSIDIARIES

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Weyerhaeuser Real Estate Company	Washington	100
Midway Properties, Inc.	North Carolina	100
Pardee Homes	California	100
Marmont Realty Company	California	100
Pardee Homes of Nevada	Nevada	100
Pardee Investment Company**	California	100
The Quadrant Corporation	Washington	100
South Jersey Assets, Inc.	New Jersey	100
Scarborough Constructors, Inc.	Florida	100
TMI, Inc.	Texas	100
Weyerhaeuser Real Estate Company of Nevada	Nevada	100
Weyerhaeuser Realty Investors, Inc.	Washington	100
Winchester Homes, Inc.	Delaware	100

** Unrestricted Subsidiaries of Weyerhaeuser Real Estate Company

Schedule 9.01

ADDRESSES FOR NOTICES TO THE BANK

Name of Bank	Domestic and Eurodollar Lending Offices

JPMorgan Chase Bank	JPMorgan Chase Bank
Loan and Agency Services
1111 Fannin, Floor 10,
Houston TX 77002
Attn: Mr. Vaughan Nguyen, Loan and
Agency Services
T: (713) 750-3550
F: (713) 750-2932

With copy to:

JPMorgan Chase Bank
560 Mission Street
San Francisco, CA 94105
Attn: Mr. William Rindfuss
T: (415) 315-8232
F: (415) 315-8586

Morgan Stanley Senior Funding, Inc.	Morgan Stanley Senior Funding, Inc.
1633 Broadway
New York, NY 10019
Attn: James Morgan
T: (212) 537-1470
F: (212) 537-1867/1866

With copy to:

Morgan Stanley Senior Funding, Inc.
750 7th Avenue
New York, NY 10019
Attn: David Morin
T: (212) 762-2621
F: (212) 507-3138

The Bank of Tokyo-Mitsubishi, Ltd.,	The Bank of Tokyo-Mitsubishi, Ltd.,
Seattle Branch	Seattle Branch
777 South Figueroa Street, Suite 600
Los Angeles, CA 90017
Attn: Nina Jeon/Ellen Yuson
T: (213) 488-3794/3796
F: (213) 613-1136

Name of Bank	Domestic and Eurodollar Lending Offices

Deutsche Bank Securities Inc.	Deutsche Bank Securities Inc.
31 West 52nd Street
New York, NY 10019
Attn: Mr. Oliver Schwarz
T: (212) 469-8610
F: (212) 469-2930

Deutsche Bank AG New York Branch	Deutsche Bank AG New York Branch
31 West 52nd Street
New York, NY 10019
Attn: Mr. Oliver Schwarz
T: (212) 469-8610
F: (212) 469-2930

AgFirst Farm Credit Bank	AgFirst Farm Credit Bank
1401 Hampton Street
Columbia, SC 29202
Attn: Michelle Robertson
T: (800) 845-1745, ext. 371
F: (800) 929-0224

Australia and New Zealand Banking Group	Australia and New Zealand Banking Group
Limited	Limited
1177 Avenue of the Americas
New York, NY 10036
Attn: Damodar Menon
T: (212) 801-9752
F: (212) 556-4826

Bank of America, N.A	Bank of America, N.A.
Mail Code CA5-705-12-12
555 California Street, 12th Floor
San Francisco, CA 94104-1503
Attn: Michael Letson
T: (415) 953-0604
F: (415) 622-4585

The Bank of Nova Scotia	The Bank of Nova Scotia
600 Peachtree St., N.E.
Suite 2700
Atlanta, GA 30308
Attn: Lily Hsieh
T: (404) 877-1523
F: (404) 888-8998

Name of Bank	Domestic and Eurodollar Lending Offices

Caja Madrid	Caja Madrid
Paseo De La Castellana 189
28046 Madrid (Spain)
Attn: Pedro Lalanda Marcos
T: 34 91 423 0985
F: 34 91 423 9718

Chiao Tung Bank Co., Ltd. New York Agency	Chiao Tung Bank Co., Ltd. New York Agency
One World Financial Center, 30thFloor
200 Liberty Street
New York, NY 10281
Attn: Ifen Lee
T: (212) 285-2666, ext. 238
F: (212) 285-2922

CIBC Inc.	CIBC Inc.
425 Lexington Avenue
New York, NY 10017
Attn: Geraldine Kerr, Executive Director
T: (212) 856-3684
F: (212) 856-3761

Citicorp USA, Inc.	Citicorp USA, Inc. Global Loan Support
Services
Two Penns Way, Suite 200
New Castle, DE 19720
Attn: Ms. Lee Ocasio
T: (302) 894-6065
F: (302) 984-6120

CoBank, ACB	CoBank, ACB
Global Financial Services Group
5500 South Quebec St.
Greenwood Village, CO 80111
Attn: S. Richard Dill, Vice President
T: (303) 740-4197
F: (303) 740-4366

Name of Bank	Domestic and Eurodollar Lending Offices

Cooperatieve Centrale	Rabobank Nederland
Raiffeisin-Boerenleenbank B.A.,	245 Park Ave.
“Rabobank Nederland” New York Branch	36th Floor
New York, NY 10167
Attn: Ann McDonough
T: (201) 499-5318
F: (201) 499-5326

Farm Credit Services of America, PCA	Farm Credit Services of America, PCA
5015 South 118th Street
Omaha, NE 68137
Attn: Becky Haas
T: (402) 348-3241
F: (402) 348-3324

Farm Credit Services of Minnesota	Farm Credit Services of Minnesota
Valley, PCA dba FCS Commercial Finance	Valley, PCA dba FCS Commercial Finance
Group	Group
375 Jackson Street
P.O. Box 64949
St. Paul, MN 55164-0949
Attn: Larry Dalton
T: (651) 282-8743
F: (651) 282-8777

KBC Bank, N.V	KBC Bank, N.V.
125 West 55th Street, 10th Floor
New York, NY 10019
Attn: Rose Paga/Robert Pacifici
T: (212) 541-0657/0671
F: (212) 956-5580/5581

Mellon Bank, N.A	Mellon Bank, N.A.
Three Mellon Bank Center, Room 1204
Pittsburgh, PA 15259
Attn: Damon Carr
T: (412) 234-4749
F: (412) 209-6129

The Northern Trust Company	The Northern Trust Company
50 S. LaSalle, 11th Floor
Chicago, IL 60675
Attn: Melissa Whitson
T: (312) 444-4473
F: (312) 630-6062

Name of Bank	Domestic and Eurodollar Lending Offices

Northwest Farm Credits Services, PCA	Northwest Farm Credits Services, PCA
1700 S. Assembly Street
Spokane, WA 99224
Attn: Jim Allen
T: (509) 340-5555
F: (509) 340-5503

PNC Bank, National Association	PNC Bank, National Association
One PNC Plaza, 5th Floor
249 Fifth Ave.
Pittsburgh, PA 15222
Attn: April Atwater
T: (412) 768-6214
F: (412) 768-4586

Regions Bank	Regions Bank – Corporate Banking
Division
417 North 20th Street
Birmingham, Alabama 35203
Attn: Kim Hassell
T: (205) 326-7038
F: (205) 326-7746

Royal Bank of Canada	Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attn: Manger Loans Administration
T: (212) 428-6369
F: (212) 428-2372

With copy to:

Royal Bank of Canada
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attn: C. Abe
T: (212) 428-6260
F: (212) 428-2319

Sumitomo Mitsui Banking Corporation	Sumitomo Mitsui Banking Corporation
277 Park Ave.
New York, NY 10172
Attn: Andrew Homola
T: (212) 224-4320
F: (212) 224-5197

Name of Bank	Domestic and Eurodollar Lending Offices

U.S. Bank National Association	U.S. Bank National Association
1420 Fifth Avenue, 6th Floor
Seattle, WA 98101
Attn: Gail Fortun
T: (206) 587-5212
F: (206) 344-3741

Wachovia Bank N.A	Wachovia Bank N.A.
191 Peachtree St. Mail Code GA 8050
Atlanta, GA 30303
Attn: Shawn Janko
T: (404) 332-5884
F: (404) 332-4136

Wells Fargo Bank, N.A	Wells Fargo Loan Operations
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attn: Ginnie Padgett
T: (415) 477-5374
F: (415) 512-1943

Westpac Banking Corporation	Westpac Banking Corporation
575 Fifth Ave. 39th Floor
New York, NY 10017
Attn: Tony Smith
T: (212) 551-1814
F: (212) 551-1995

i

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		Page

	ARTICLE VIII THE ADMINISTRATIVE AGENT
Section 8.01	The Administrative Agent	53
Section 8.02	Other Agents	56
	ARTICLE IX MISCELLANEOUS
Section 9.01	Notices	56
Section 9.02	Survival of Agreement	56
Section 9.03	Binding Effect	57
Section 9.04	Successors and Assigns	57
Section 9.05	Expenses; Indemnity	59
Section 9.06	Right of Setoff	60
Section 9.07	Applicable Law	60
Section 9.08	Waivers; Amendment	60
Section 9.09	Interest Rate Limitation	61
Section 9.10	Entire Agreement	61
Section 9.11	WAIVER OF JURY TRIAL	61
Section 9.12	Severability	62
Section 9.13	Counterparts	62
Section 9.14	Headings	62
Section 9.15	Jurisdiction; Consent to Service of Process	62
Section 9.16	Domicile of Loans	63
Section 9.17	Restricted and Unrestricted Subsidiaries	63
	EXHIBITS
Exhibit A	Form of Revolving Borrowing Request
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Assignment and Acceptance
Exhibit D-1	Form of Certification of Financial Statements for Weyerhaeuser
Exhibit D-2	Form of Certification of Financial Statements for WRECO
Exhibit D-3	Form of Compliance Certificate for Weyerhaeuser
Exhibit D-4	Form of Compliance Certificate for WRECO
Exhibit E	Form of Subordinated Debt
Exhibit F	Form of Promissory Note

iii

Page

SCHEDULES
Schedule 2.01	Commitments
Schedule 3.08	Subsidiaries of Weyerhaeuser and WRECO
Schedule 9.01	Notices

iv